Exhibit 1











                              INVESTMENT AGREEMENT


                             dated as of May 1, 1998


                                     between


                       RECOVERY EQUITY INVESTORS II, L.P.


                                       and


                         CHADMOORE WIRELESS GROUP, INC.













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               INVESTMENT  AGREEMENT,  dated as of May 1, 1998, between Recovery
Equity Investors II, L.P., a Delaware limited partnership ("Investor"), and Chadmoore Wireless Group, Inc., a Colorado corporation (the "Company").

               WHEREAS, Investor desires to purchase from the Company, and the Company desires to sell to the Investor, (a) 8,854,662 shares of Common Stock (the "Common Purchased Stock"), (b) 10,119,614 shares of Series C Preferred Stock (the "Preferred Purchased Stock"), and (c) the Warrants; and

               WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in Section 10.1.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                   SALE OF COMMON PURCHASED STOCK, PREFERRED
                      PURCHASED STOCK AND WARRNTS; CLOSING

               1.1 Purchase. The Company agrees to sell to Investor, and Investor agrees to purchase from the Company, the Common Purchased Stock, the Preferred Purchased Stock and the Warrants at the Closing on the terms and subject to the conditions set forth in this Agreement.

               1.2 Purchase Price. The aggregate purchase price for the Common Purchased Stock being purchased hereunder is $ 3,500,000, for the Preferred Purchased Stock being purchased hereunder is $3,950,000, and for the Warrants being purchased hereunder is $50,000 (such sums, collectively, being the "Purchase Price"), payable in cash in the manner provided in Section 1.3.

               1.3  Closing. The  Closing  will take place at the offices of the
Company, 2875 East Patrick Lane, Suite G, Las Vegas, Nevada 89120, or at such other place as Investor and the Company shall mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Investor shall pay the Purchase Price by wire transfer of funds to such account as the Company may reasonably direct by written notice delivered to Investor by the Company at least three Business Days before the Closing Date. Simultaneously, the Company shall issue to Investor the Common Purchased Stock, the Preferred Purchased Stock and the Warrants, in each case free and clear of all Liens, by delivering to Investor certificates, registered in the name of Investor or any designee thereof, evidencing the Common Purchased Stock, the Preferred Purchased Stock and the Warrants. At the Closing, there shall also be delivered to the Company and Investor the opinions, certificates and other Contracts, documents and instruments to be delivered under Article V.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to Investor as follows:

               2.1  Organization  and  Qualification.  Except  as  disclosed  in
Section 2.1 of the Disclosure Schedule, the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado, and has full corporate power and authority to conduct its business as now conducted and as proposed to be conducted under the Business Plan and to own, use and lease its Assets and Properties. Except as disclosed in Section 2.1 of the Disclosure Schedule, the Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

               2.2 Authority Relative to this Agreement and the Operative Agreements. The Company has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Operative Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the Board of Directors of the Company, and no other action on the part of the Company or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

               2.3 Capital Stock. As of the date hereof, the authorized capital stock of the Company consists only of 100,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 40,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which 25,299,035 shares of Common Stock and 144,981 shares of Series B Preferred Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. Immediately after giving effect to the Closing and the other transactions contemplated hereby to occur on the Closing Date, (i) the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock, 40,000,000 shares of Preferred Stock, of which 750,000 shares of Series A Preferred Stock are authorized, 225,000 shares of Series B Preferred Stock are authorized and 11,000,000 shares of Series C Preferred Stock are authorized, each having the terms and conditions specified in the Amended Charter, and (ii) the outstanding capital stock of the


                                      -2-

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Company will consist of 34,153,697  shares of Common  Stock,  8,854,662 of which will be owned by the Investor, 219,000 shares of Series B Preferred Stock, none of which are owned by the Investor, and 10,119,614 shares of Series C Preferred Stock, all of which will be owned by the Investor. Except for the Common Purchased Stock, the Preferred Purchased Stock and the shares of Common Stock issuable upon exercise of the Warrants or as disclosed in Section 2.3 (a) of the Disclosure Schedule, no shares of Common Stock or Preferred Stock are held in treasury or are reserved for issuance. Section 2.3 (b) of the Disclosure Schedule lists the name of each record holder as of April 1, 1998 of more than 1% of the outstanding shares of Common Stock or Preferred Stock. Except as disclosed in Section 2.3(c) of the Disclosure Schedule, (i) there are no outstanding Options or agreements, arrangements or understandings to issue Options with respect to the Company, (ii) there are no agreements, arrangements or understandings pursuant to which the Company has the right to elect to satisfy any Liability by issuing Common Stock or Equity Equivalents (the securities described in (i) and (ii) being, collectively, the "Identified
Securities")   and  (iii)  there  are  no  preemptive   rights  or   agreements,
arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the Company's capital stock. With respect to each Identified Security, Section 2.3 (d) of the Disclosure Schedule sets forth a true, complete and accurate description of the principal terms thereof, including the holder thereof, the number and type of securities issuable thereunder, the exercise price therefor or thereunder and the exercise period or term thereof. There are no Identified Securities issued or outstanding other than as are listed in
Section  2.3  (e)  of  the  Disclosure   Schedule.   There  are  no  agreements,
arrangements or understandings (i) to pay any dividend or make any distribution to the holders of any of the Identified Securities, (ii) to pay any dividend or make any distribution on the capital stock of the Company which adjusts, in any way, any of the Identified Securities, (iii) to grant, issue or sell any Options or rights to purchase stock, warrants, securities or other property to the holders of any of the Identified Securities or (iv) to grant, issue or sell any Options or rights to purchase stock, warrants, securities or other property which adjusts, in any manner, any of the Identified Securities. On the Closing Date, the delivery of the certificate or certificates evidencing the Common Purchased Stock, the Preferred Purchased Stock and the Warrants purchased hereunder to the Investor will transfer to Investor good and valid title to the Common Purchased Stock, the Preferred Purchased Stock and the Warrants, in each case free and clear of all Liens, and the Common Purchased Stock and the Preferred Purchased Stock will have been duly authorized, validly issued, fully paid and nonassessable. The Company has taken all necessary corporate actions to reserve the full number of shares of Common Stock issuable upon exercise of the Warrants. The shares of Common Stock issuable upon exercise of the Warrants, when issued upon such exercise, will be duly authorized, validly issued, fully paid and nonassessable. The shares of New Preferred Stock, when issued, will be duly authorized, validly issued and fully paid and nonassessable. Neither the execution, delivery or performance by the Company of this Agreement or the Operative Agreements, the issuance of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock and the Warrants as contemplated hereby,  nor the  issuance  of shares  of  Common  Stock  upon  exercise  of the
Warrants,   the  performance  by  the  Company  of  its  obligations  under  its certificate of incorporation, its by-laws, the Amended Charter, the By-Laws Amendment, hereunder or under the Operative Agreements, will give rise to or result in (with or without notice, lapse of time or both) any antidilution adjustment, acceleration of vesting or other change under or to any Option or Identified Securities. Except for the Shareholders Agreement, the Company is not

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a party or subject to any  agreement  or  understanding,  and, to the  Company's knowledge, there is no agreement or understanding between or among any Persons which affects or relates to the voting, or giving of written consents or nominating directors, with respect to the Company, any of its Subsidiaries or any of their respective securities. Except as set forth in Section 2.3 (f) of the Disclosure Schedule, to the Company's knowledge, no holder of Common Stock or Options of the Company are or have been, the subject of any investigation by any Governmental or Regulatory Authority.

               2.4 Subsidiaries; Company; Business. (a) Section 2.4 (a) of the Disclosure Schedule lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged or has previously participated or engaged. Except as set forth in Section 2.4(b) of the Disclosure Schedule, each Subsidiary is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Except as set forth in Section 2.4(b) of the Disclosure Schedule, each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Section 2.4(a) of the Disclosure Schedule lists for each Subsidiary the amount of its authorized and outstanding equity interests. All of the outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except for the minority interests indicated on Section 2.4(a) of the Disclosure Schedule, are owned, beneficially and of record, by the Company or by Subsidiaries wholly owned, directly or indirectly, by the Company, in each case free and clear of all Liens, except for Permitted Liens. Except as set forth on Section 2.4(a) of the Disclosure Schedule, there are no outstanding Options with respect to any Subsidiary or agreements, arrangements or understandings to issue Options with respect to any Subsidiary and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any Subsidiary's equity interests.

               (b) The name of each director and officer of the Company and each Subsidiary on the date hereof, and the position with the Company and such Subsidiary held by each, are listed in Section 2.4(a) of the Disclosure Schedule. The Company has prior to the execution of this Agreement delivered to Investor true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable constitutive documents) of the Company and each of its Subsidiaries. Except as set forth in Section 2.4 of the Disclosure Schedule, the Company holds no equity, membership, partnership, joint venture or other interest in any Person.

               2.5 No Conflicts. The execution and delivery by the Company of this Agreement do not, and the execution and delivery by the Company of the Operative Agreements, the performance by the Company of its obligations under this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby (including the issuance of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock and the

Warrants and the issuance of shares of Common Stock upon exercise of the Warrants) do not and will not:

               (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation (including the Amended Charter) or by-laws (including the By-Law Amendment) (or other comparable constitutive documents) of the Company or any Subsidiary;

               (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company, any of its Subsidiaries or any of their respective Assets and Properties; or

               (c) except as disclosed in Section 2.5 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Company or any Subsidiary or any of their respective Assets and Properties under, any Contract or License to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound, except to the extent that the occurrence of any of the events described in (i) through (vi) would either individually or taken together with any or all of such other occurrences not be deemed to have or could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

               2.6  Governmental  Approvals and Filings.  Except as disclosed in
Section 2.6 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

               2.7 Books and Records. The minute books, stock record books and other similar records of the Company and its Subsidiaries have been provided to Investor prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders, managers, members and committees of the boards of director (or similar governing bodies) of the Company and the Subsidiaries.

               2.8 SEC Documents; Financial Statements. Each SEC Document required to be filed by the Company or any of its Subsidiaries with the SEC has been filed and, as of its filing date, each such SEC Document, and any SEC Document that will be filed with the SEC prior to or after the Closing, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and none of the SEC Documents, except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed or later declared effective, as the case may be, SEC Document, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact (x) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) required to be stated therein or necessary to make the statements therein not misleading. The financial statements of the Company included in the SEC Documents comply with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

               2.9 Absence of Changes. Since the Audited Financial Statement Date, except as set forth in Section 2.9 of the Disclosure Schedule or as disclosed in the SEC Documents filed prior to the date hereof, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except as expressly contemplated hereby and by the Operative Agreements and except as disclosed in Section 2.9 of the Disclosure Schedule, there has not occurred since the Audited Financial Statement Date:

               (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock (or equity interests) of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any such capital stock (or equity interests) of or any Option with respect to the Company or any of its Subsidiaries;

               (b) except for the execution, delivery and performance by the Company of this Agreement and the Operative Agreements, and the transactions contemplated hereby or thereby, any authorization, issuance, sale or other disposition by the Company or any Subsidiary of any shares of capital stock of, or Option with respect to, the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of, or Option with respect to, the Company or any Subsidiary;

               (c) (i) any increase in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, shareholder, manager, member, employee or consultant of the Company or any Subsidiary; (ii) any payment of consideration of any nature whatsoever (other than salary, commissions or consulting fees paid to any current or former officer, director, shareholder, manager, member, employee or consultant of the Company or any

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Subsidiary) to any current or former officer,  director,  stockholder,  manager, member, employee or consultant of the Company or any Subsidiary; (iii) any establishment or modification of (A) targets, goals, pools or similar provisions under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (iv) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan;

               (d) (i) any incurrence by the Company or any Subsidiary of Indebtedness in an amount exceeding $25,000 individually and $100,000 in the aggregate or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

               (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company or any Subsidiary in an aggregate amount exceeding $10,000;

               (f) any write-off or write-down of or any determination to write off or write-down any of the Assets and Properties of the Company or any Subsidiary in an aggregate amount exceeding $50,000;

               (g) any purchase of any Assets and Properties of any Person or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary, other than acquisitions or dispositions of inventory in the ordinary course of business of the Company or any such Subsidiary consistent with past practice and other than acquisitions of dispositions of Assets and Properties not exceeding $20,000 in any single transaction and $100,000 in the aggregate;

               (h) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.15(a) or 2.18(a), (ii) any License held by the Company or any Subsidiary or (iii) any Intellectual Property;

               (i) any capital expenditures or commitments for additions to property, plant or equipment of the Company or any of its Subsidiaries (x) with respect to any SMR System or (y) constituting capital assets in an aggregate amount exceeding $25,000;

               (j) any commencement, termination or change by the Company or any Subsidiary of any line of business;

               (k) any transaction by the Company or any Subsidiary with any officer, director, stockholder, manager, member, Affiliate or Associate of the Company or any Subsidiary, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Investor pursuant to Section 2.18(a)(viii) or other than pursuant to any contract of employment and listed pursuant to Section 2.18(a)(i) of the Disclosure Schedule;

               (l) any change in the accounting or Tax methods or procedures of the Company or any Subsidiary or any other transaction involving or development affecting the Company or any Subsidiary outside the ordinary course of business consistent with past practice; or

               (m) any entering into of an agreement to do or engage in any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

               2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the Audited Financial Statements or in the notes thereto or as disclosed in Section 2.10 of the Disclosure Schedule, there are no Liabilities of, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Audited Financial Statement Date and in accordance with the provisions of this Agreement and the Operative Agreements which, in the aggregate, are not material to the Business or Condition of the Company and are not for tort or for breach of contract.

               2.11 Taxes. Except as disclosed in Section 2.11 of the Disclosure
Schedule:

               (a) All Tax Returns required to have been filed by or with respect to the Company or any Subsidiary or any affiliated, consolidated, combined, unitary or similar group of which the Company or any Subsidiary is or was a member (a "Relevant Group") have been duly and timely filed or properly extended, and each such Tax Return is correct and complete in all material respects and correctly and completely reflects Tax liability and all other material information required to be reported thereon. All Taxes due and payable by the Company or any Subsidiary or any member of a Relevant Group, whether or not shown on any Tax Return, have been paid or adequately reserved for.

               (b) The provisions for Taxes dur by the Company or any Subsidiary in the Audited Financial statements are sufficient for all unpaid Taxes, being current Taxes not yet due and payable, of the Company or any Subsidiary.

               (c) Neither the Company nor any Subsidiary is a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a jurisdiction in which the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

               (d) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

               (e) To the knowledge of the Company, it does not expect any Taxing Authority to assess additional Taxes against or in respect of it or any Subsidiary for any past period. There is no dispute or claim concerning any Tax liability of the Company or any Subsidiary either (i) to the knowledge of the Company, threatened, claimed or raised by any Taxing Authority or (ii) of which the Company or any Subsidiary is or reasonably should be aware. There are no Liens for Taxes upon the Assets or Properties of the Company or any Subsidiary (except for inchoate Liens for Taxes not yet due and payable). Section 2.11 of the Disclosure Schedule indicates those Tax Returns, if any, of the Company or any Subsidiary that have been audited, and indicates those Tax Returns of the Company or any Subsidiary that currently are the subject of audit. The Company has delivered to Investor complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company or any Subsidiary since December 31, 1993.

               (f) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

               (g) Neither the Company nor any Subsidiary has received any written ruling related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

               (h) Neither the Company nor any Subsidiary has any liability for Taxes of any Person other than the Company or such Subsidiary (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

               (i) Neither the Company nor any Subsidiary (i) has agreed to, is required to, or reasonably expects that it might have to, make any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign Law) by reason of a change in accounting method or (ii) is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code or comparable provisions of any state statutes, and none of the Assets and Properties of the Company or any Subsidiary is subject to an election under Section 341(f) of the Code or comparable provisions of any state, local or foreign Law.

               (j) Neither the Company nor any Subsidiary is a party to or is bound by any obligations under any tax sharing, tax allocation, tax indemnify or similar agreement or arrangement.

               (k) Neither the Company nor any Subsidiary is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

               (l) No Taxing Authority has proposed Tax adjustments with respect to the Company or any Subsidiary directly or indirectly in respect of an intercompany transaction or arrangement between or among the Company or any Subsidiary, or a transaction or arrangement between or among the Company or any Subsidiary, on the one hand, and any Affiliate of the Company or Affiliate of such Affiliate, on the other hand, for any period ending on or prior to the Closing Date, including (i) any Tax arising from an adjustment in respect of such transaction or arrangement under Section 482 of the Code, the Treasury regulations thereunder, any related provision or any similar provision of state, local or foreign Law and (ii) any Tax arising from a failure fully to comply with applicable documentation, record keeping and filing requirements in respect of such transaction or arrangement.

               (m) Neither the Company nor any Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

               (n) There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company or any Subsidiary under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv) Section 269 of the Code and (v) Section 1502 of the Code and Treasury regulations promulgated thereunder, except to the extent of any ownership change, equity structure shift, or ownership shift as defined in Section 382 of the Code as a result of the transaction contemplated by this Agreement.

               (o)  Neither the  Company  nor any  Subsidiary  has been a United
States  real  property  holding   corporation  within  the  meaning  of  Section
897(c)(1)(A)(ii) of the Code.

               2.12  Legal  Proceedings.  (a) .  Except  as  set  forth  in  SEC
Documents filed with the SEC prior to the date of this Agreement and Section 2.12(b) of the Disclosure Schedule:

                    (i) there are no Actions or Proceedings pending or, to the knowledge of the Company and the Subsidiaries, threatened against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties;

                    (ii) there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting the Company or any Subsidiary;

                    (iii) neither the Company nor any Subsidiary has received notice or knows of any Orders outstanding against the Company or any Subsidiary; and

                    (iv) neither the Company nor any Subsidiary has received notice or knows of any defects, dangerous or substandard conditions in the products or materials sold, distributed, or to be sold or distributed by the Company or any Subsidiary that could cause bodily injury, sickness, disease, death, or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property.

               (b) Prior to the execution of this Agreement, the Company has delivered to Investor all responses of counsel for the Company and the Subsidiaries to auditor's requests for information for the preceding five years (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company or any Subsidiary. Except as set forth in SEC Documents filed with the SEC prior to the date of this Agreement, Section 2.12(b) of the Disclosure Schedule sets forth all material Actions or Proceedings relating to or affecting the Company, any Subsidiary, or any of their respective Assets and Properties during the five-year period prior to the date hereof.

               2.13  Compliance  with Laws and Orders.  Except as  disclosed  in
Section 2.13 of the Disclosure Schedule, neither the Company nor any Subsidiary is or has been at any time in violation of or in default under, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties, the violation of which or default under either individually or taken together with any or all such violations or defaults would be deemed to have or could reasonably be expected to have a material adverse effect on the Business or Condition of the Company. In furtherance of the foregoing:

               (a) Neither the Company nor any Subsidiary has violated any federal, state or, to the knowledge of the Company and any Subsidiary foreign securities Law in connection with the offer, sale or purchase of any securities;

               (b) None of the processes followed, results obtained, services provided or products made, modified or installed by the Company or any Subsidiary, or by any managers, to the knowledge of the Company and any Subsidiary, with respect to SMR Licenses held by the Company or any Subsidiary (pursuant to Third Party Management Agreements or otherwise) or by the Company or any Subsidiary in the management or operation of SMR Licenses managed by any of them (pursuant to Company Management Agreements or otherwise), violate any material Law or Order applicable thereto; and

               (c) the Company, its Subsidiaries, each of the managers with respect to SMR Licenses held by the Company or a Subsidiary, and the Company and its Subsidiaries in their capacities as managers under Company Management Agreements, has each timely obtained all licenses and permits and timely filed all reports required to be filed under any applicable Laws.

               2.14 BenefiT Plans; ERISA. All Benefit Plans of the Company and each Subsidiary are listed in Section 2.14 of the Disclosure Schedule, and copies of all documentation relating to such Benefit Plans (including all plan documents, written descriptions of plans, actuarial reports and governmental filings and determinations with respect to such Benefit Plans) have been delivered or made available to Investor. None of the Benefit Plans are Defined Benefit Plans. Except as disclosed in Section 2.14 of the Disclosure Schedule:

               (a) each Benefit Plan has at all times been maintained and administered in accordance with its terms in all material respects, and each such Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable Law, including ERISA and the Code;

               (b) each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax exempt under Section 501(a) of the Code;

               (c) neither the Company nor any Subsidiary is now, nor at any time has been, a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, with any other company, entity or enterprise;

               (d) neither the Company nor any Subsidiary presently maintains or contributes to, nor any time has maintained or contributed to, any single-employer plan (within the meaning of Section 3(41) of ERISA) subject to Title IV of ERISA, and neither the Company nor any Subsidiary is aware of any circumstances pursuant to which the Company or any Subsidiary could have a material liability to any party under Title IV of ERISA;

               (e) no Benefit Plan is a "multiemployer" plan within the meaning of Section 3(37) of ERISA;

               (f) neither the Company nor any Subsidiary has incurred, or reasonably expects to incur, any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 502(I) or (l) of ERISA;

               (g) no benefit under any Benefit Plan, including any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

               (h) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code;

               (i) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of the Company and Subsidiaries, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to any such suit, action or other litigation;

               (j) no tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto); and

               (k) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made; and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, and each of the Company and each Subsidiary has performed all material obligations required to be performed as of such date under all Benefit Plans.

               2.15 Real Property. (a) Section 2.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned (the "Owned Real Property") by the Company or any Subsidiary, (ii) each parcel of real property leased by the Company or any Subsidiary (as lessor or lessee) (the "Leased Real Property") and (iii) all Liens (other than Permitted Liens) relating to or affecting any parcel of real property referred to in clauses (i) and (ii).

               (b) Each of the Company and the Subsidiaries has good and marketable title to the Owned Real Property, free and clear of all Liens, other than as specifically referred to in the Audited Financial Statements or in
Section 2.15(b) of the Disclosure Schedule.

               (c) Subject to the terms of their respective leases, the Company or a Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Leased Real Properties for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Subsidiary and of each other Person that is a party thereto, and except as set forth in Section 2.15(c) of the Disclosure Schedule, there is no, and neither the Company nor any Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary owes brokerage commissions or finders fees with respect to any such Leased Real Property, except to the extent that the Company or any Subsidiary may renew the term of any such lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for the spaces so leased, given their intended use and terms.

               (d) Except as disclosed in Section 2.15(d) of the Disclosure Schedule, the improvements on the Owned Real Property and the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of the Company and the Subsidiaries, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

               (e) Neither the Company nor any of its Subsidiaries has any knowledge, nor has the Company or any of its Subsidiaries received any notice, of any claim, action or proceeding, actual or threatened, against the Company, any of its Subsidiaries, or the Owned Real Property or the Leased Real Property by any Person which would materially affect the future use, occupancy or value of the Owned Real Property or the Leased Real Property or any part thereof.

               2.16 Tangible Personal Property. The Company or a Subsidiary is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business as currently conducted, including all tangible personal property reflected on the Audited Financial Statements and tangible personal property acquired since the Audited Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement and the Operative Agreements. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is adequate and suitable for the conduct by the Company and its Subsidiaries of the business presently conducted by them, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

               2.17 Intellectual Property Rights. The only Intellectual Property owned or licensed for use by the Company or the Subsidiaries is disclosed in
Section 2.17(i) of the Disclosure Schedule. The Company and the Subsidiaries have all right, title and interest in each item of Intellectual Property disclosed in Section 2.17(i) of the Disclosure Schedule, and except as disclosed in Section 2.17(ii) of the Disclosure Schedule, such Intellectual Property is free and clear of all Liens, other than Permitted Liens. No other Intellectual Property is used or necessary in the conduct of the business of the Company and the Subsidiaries as currently conducted. Except as disclosed in Section 2.17(iii) of the Disclosure Schedule, (a) the Company and the Subsidiaries have all necessary rights to use the Intellectual Property disclosed therein, (b) all registrations, on behalf of the Company and the Subsidiaries, with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company and the Subsidiaries to maintain their validity or effectiveness, (c) there are no restrictions on the direct or indirect transfer of any such Intellectual Property, (d) the Company has delivered to Investor prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret, (e) the Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (f) neither the Company nor any Subsidiary has granted any license, agreement or other permission to use such Intellectual Property and (g) neither the Company nor any Subsidiary has any knowledge that such Intellectual Property is being infringed by any other Person. To the knowledge of the Company and any Subsidiary, neither the Company nor any Subsidiary is infringing any Intellectual Property of any other Person. No claim is pending or, to the knowledge of the Company and any Subsidiary, has been threatened alleging any such infringement or with respect to the ownership, validity, license or use of, or any infringement resulting from, either the Company's or any Subsidiary's Intellectual Property or the sale of any products or services by the Company or any Subsidiary.

               2.18 Contracts. (a) Section 2.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Investor prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

                    (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultant services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct involving an obligation of the Company or any Subsidiary to make payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby (including the exercise of the Warrants) or by the Operative Agreements or to any employee who is disclosed in Section 2.22(a) of the Disclosure Schedule, other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice;

                    (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary or prohibiting or limiting disclosure of confidential or proprietary information;

                    (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                    (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary;

                    (v) all Contracts (A) with independent contractors, distributors, dealers, manufacturers' representatives, sales agencies or franchisees, (B) with aggregators, manufacturers and equipment vendors, and
     (C) with respect to the sale of services, products or both, to customers;

                    (vi) all guarantees of any Indebtedness or other obligations of the Company, any Subsidiary or any third Person;

                    (vii) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice and the provisions of this Agreement and the Operative Agreements, and (B) any Business Combination;

                    (viii) all executory Contracts between or among the Company or any Subsidiary, on the one hand, and any current or former officer, director, stockholder, manager, member, Affiliate or Associate of the Company or any Subsidiary or any Associate of any such officer, director, stockholder or Affiliate (other than the Company or any Subsidiary), on the other hand, other than contracts disclosed pursuant to Section 2.18(a)(i);

                    (ix) all collective bargaining or similar labor Contracts;

                    (x) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination, (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition or (C) require the Company or any Subsidiary to maintain insurance in certain amounts or with certain coverages;

                    (xi) all powers of attorney and comparable delegations of authority;

                    (xii) all Company Management Agreements and Third Party Management Agreements; and

                    (xiii) all other Contracts not otherwise required to be disclosed in Section 2.18(a) of the Disclosure Schedule which are material to the Business or Condition of the Company.

               (b) Each Contract required to be disclosed in Section 2.18(a) of the Disclosure Schedule, including each Company Management Agreement and each Third Party Management Agreement is in full force and effect (except for breaches and defaults of which neither the Company nor any Subsidiary has any knowledge) and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and, except as disclosed in
Section 2.18(b) of the Disclosure Schedule, neither the Company, any Subsidiary nor, to the knowledge of the Company and the Subsidiaries, any other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

               (c) Neither the Company nor any Subsidiary has knowledge of any Contract to which either is a party that could give rise to a material Loss to the Company or any Subsidiary by reason of the pricing terms or any other terms contained therein.

               2.19 Licenses. Section 2.19 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Company or any

Subsidiary, setting forth the owner, the function and the expiration and renewal date of each. Except as disclosed in Section 2.19 of the Disclosure Schedule:

               (a) the Company and its Subsidiaries own or validly hold all Licenses that are material to their respective business or operations;

               (b)  each  License  listed  in  Section  2.19  of the  Disclosure
Schedule is valid, binding and in full force and effect; and

               (c) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

               2.20 Insurance. Section 2.20 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company and its Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (a) have been issued to the Company or any Subsidiary or (b) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary. The insurance coverage provided by the policies described in clause (a) above will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or the Operative Agreements. Each policy listed in Section 2.20 of the Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and neither the Company nor any Subsidiary knows of any reason or state of facts that could lead to the cancellation of such policies. The insurance policies listed in Section 2.20 of the Disclosure Schedule, (i) in light of the business, operations and Assets and Properties of the Company and the Subsidiaries are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties and (ii) are in amounts and types of coverage as required by any Contract to which the Company or any Subsidiary is a party or by which any of its Assets and Properties is bound. Section 2.20 of the Disclosure Schedule contains a list of all claims made under any insurance policies covering the Company and its Subsidiaries. Neither the Company nor any Subsidiary has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. The Company and the Subsidiaries have, in light of their business, location, operations, Assets and Properties, maintained, at all times, without interruption, insurance in scope and types of coverage that the failure to maintain such amount or types of coverage would not have a material adverse effect on either any of the Assets and Properties or the Business or Condition of the Company, in either case either individually or taken together with any or all of such failures.

               2.21 Affiliates Transactions. (a) Except as disclosed in Section 2.21(a) of the Disclosure Schedule, (i) there are no Liabilities between the Company or any Subsidiary, on the one hand, and any current or former officer, director, stockholder, manager, member, Affiliate (other than the Company and its Subsidiaries) or Associate of the Company or any Subsidiary or any Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder, manager, member, Affiliate or Associate, (iii) neither the Company, any Subsidiary nor any such current or former officer, director, stockholder, manager, member, Affiliate or Associate provides or causes to be provided any assets,  services  or  facilities  to the  Company or any  Subsidiary,  and (iv)
neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, manager, member, Affiliate or Associate.

               (b) Except as disclosed in Section 2.21(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.21(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on terms no less favorable to the Company than if such Liability or transaction was incurred on an arm's-length basis on competitive terms.

               2.22 Employees: Labor Relations. (a) Section 2.22(a) of the Disclosure Schedule contains a list of the name of each officer, manager, employee and consultant of the Company and its Subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. Neither the Company nor any Subsidiary has received any information that would lead it to believe that any such person will or may cease to be engaged by the Company or any Subsidiary, or will refuse offers of engagement by the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement and the Operative Agreements.

               (b) Except as disclosed in Section 2.22(b) of the Disclosure Schedule, (i) there are no material controversies between the Company or any Subsidiary, on the one hand, and any employee or consultant of the Company or any Subsidiary, on the other hand, (ii) no employee of the Company or any Subsidiary is presently a member of a collective bargaining unit and, to the knowledge of the Company or any Subsidiary, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary and (iii) no unfair labor practice complaint or sex or age discrimination claim has been brought against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental or Regulatory Authority and there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to such complaint or claim. There has been no work stoppage, strike or other concerted action by employees of the Company or any Subsidiary. The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including, those relating to wages, hours and collective bargaining.

               2.23 Environmental Matters.

               (a) Except as set forth in Section 2.23(a) of the Disclosure Schedule, the Company and its Subsidiaries have obtained all necessary Environmental Permits required for the operation of their respective Assets and Properties.

               (b) Except as set forth in Section 2.23(b) of the Disclosure Schedule, the Company and the Subsidiaries are in compliance in all material respects with all terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws required for the operation of their respective Assets and Properties.

               (c) Except as set forth in Section 2.23(c) of the Disclosure Schedule, there are no past, pending or, to the knowledge of the Company or any Subsidiary, threatened Environmental Claims against the Company or any Subsidiary, and neither the Company nor any Subsidiary knows of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company or any Subsidiary.

               (d) Except as set forth in Section 2.23(d) of the Disclosure Schedule, no Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that are reasonably likely to give rise to an Environmental Claim against the Company or any Subsidiary.

               (e) Except as set forth in Section 2.23(e) of the Disclosure Schedule, neither the Company, nor any Subsidiary, nor any predecessor of the Company or any Subsidiary, nor any entity previously owned by the Company or any Subsidiary, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against the Company or any Subsidiary.

               (f) Except as set forth in Section 2.23(f) of the Disclosure Schedule, the Company has no knowledge and has not received any notification that any Site is a current or proposed Environmental Clean-up Site.

               (g) Except as set forth in Section 2.23(g) of the Disclosure Schedule, there are no Liens, other than Permitted Liens, arising under or pursuant to any Environmental Law on any Site and there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any Site.

               (h) Except as set forth in Section 2.23(h) of the Disclosure Schedule, there are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment or (iii) asbestos containing material at any Site.

               (i) There have been no written environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company or any Subsidiary with respect to any Site which have not been delivered to or identified and made available to Investor prior to execution of this Agreement.

               2.24 Substantial Custmoers and Suppliers. Section 2.24(a) of the Disclosure Schedule lists the ten largest customers of the Company and the Subsidiaries, collectively, on the basis of revenues for goods sold or services provided for the most recent fiscal year. Section 2.24(b) of the Disclosure Schedule lists the ten largest suppliers of the Company and the Subsidiaries on the basis of cost of goods and services purchased for the most recent fiscal year. Except as disclosed in Section 2.24(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company or any Subsidiary since the Audited Financial Statement Date or, to the knowledge of the Company or any Subsidiary, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in Section 2.24(d) of the Disclosure Schedule, to the knowledge of the Company or any Subsidiary, no such customer or supplier is threatened with bankruptcy or insolvency.

               2.25 Accounts Receivable. Except as set forth in Section 2.25 of the Disclosure Schedule, the accounts and notes receivable of the Company and the Subsidiaries reflected on the Audited Financial Statements, and all accounts and notes receivable arising subsequent to the Audited Financial Statement Date,
(a) arose from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any valid set-off or counterclaim and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

               2.26 Inventory. All inventory of the Company and the Subsidiaries reflected on the balance sheet included in the Audited Financial Statements consisted, and all such inventory acquired since December 31, 1997 consists, of a quality and quantity usable and salable in the ordinary course of business. Except as disclosed in the notes to the Audited Financial Statements, all items included in the inventory of the Company or any Subsidiary are the property of the Company or such Subsidiary, as the case may be, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company or any Subsidiary on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

               2.27 Other Negotiations; Brokers. Neither the Company nor any Subsidiary nor any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary, or any such Affiliate) (a) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement or any of the Operative Agreements or the Charter Amendment or the By-Laws

Amendment or (b) has entered into any agreement or had any discussions with any third party regarding any transaction involving the Company or any Subsidiary which could result in Investor, the Company, any Subsidiary or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or the Operative Agreements or consummating the transactions contemplated hereby or thereby. Except for Private Equity Partners LLC, whose fees will be paid solely by the Company, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made or alleged to have been made by the Company, any Subsidiary, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary or any such Affiliate.

               2.28 Registration Rights. Except as disclosed in Section 2.28 of the Disclosure Schedule and other than the Registration Rights Agreement, the Company has not granted registration rights to any holder of any of the securities of the Company or any Subsidiary. Except as disclosed in Section 2.28 of the Disclosure Schedule, none of the rights granted to Investor under the Registration Rights Agreement conflict with, violate or breach, constitute (with or without notice or lapse of time or both) a default under, or result in or give to any Person any right of acceleration or modification under any Contract to which the Company or any Subsidiary is a party.

               2.29 Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of Investor set forth in Section 3.3 are true and correct in all material respects, the offer and sale of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants made pursuant to this Agreement is exempt from the registration requirements of the Securities Act. Neither the Company nor any Person authorized to act on its behalf has, in connection with the offering of the Common Purchased Stock or the Preferred Purchased Stock, engaged in (a) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (b) any action involving a public offering within the meaning of Section 4(2) of the Securities Act and the judicial interpretations of such section, or (c) any action that would require the registration under the Securities Act of the offering and sale of the Common Purchased Stock, the Preferred Purchased Stock and the Warrants pursuant to this Agreement or that would violate applicable state securities or "blue sky" Laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of Common Purchased Stock, the Preferred Purchased Stock, the Warrants or securities of the same or a similar class as the Common Purchased Stock or the Preferred Purchased Stock if as a result the offer and sale of the Common Purchased Stock, the Preferred Purchased Stock and the Warrants contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

               2.30 Restrictions on conduct of Business. Except as provided in this Agreement or as set forth in Section 2.18(a)(ii) of the Disclosure Schedule or Section 2.30 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries is prohibited or otherwise restricted from conducting its business as presently conducted or intended to be conducted by any Contract, any Governmental or Regulatory Authority or any Law.

               2.31 Banks and Brokerage Accounts. Section 2.31 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto, and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

               2.32 Warranty Obligations. Section 2.32 of the Disclosure Schedule sets forth (a) a list of all written warranties, guarantees and written warranty policies of the Company and the Subsidiaries in respect of the Assets and Properties of the Company and the Subsidiaries, which are currently in effect or may hereinafter become effective (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (b) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company and any Subsidiary, after due inquiry, threatened dispute and (c) the experience of the Company and the Subsidiaries during the past five years with respect to warranties, guarantees and warranty policies of or relating to the Assets and Properties of the Company and its Subsidiaries. True and correct copies of the Warranty Obligations have been delivered to Investor prior to the execution of this Agreement. Except as disclosed in Section 2.32 of the Disclosure Schedule,
(i) there have not been any material deviations from the Warranty Obligations, and salesmen, employees and agents of the Company and the Subsidiaries are not authorized to undertake obligations to any customer or other third parties in excess of such Warranty Obligations and (ii) the consolidated balance sheet included in the Audited Financial Statements reflects all adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by the Company and its Subsidiaries or any respective predecessor
(x) are and were free from defects in construction and design and (y) satisfy any and all contract or other specifications related thereto, in each case, in all material respects.

               2.33 Foreign Corrupt Practices Act. Neither the Company, nor any Subsidiary, nor any Affiliate, nor any director or officer, nor, to the knowledge of the Company or any Subsidiary, any agent, employee or other Person associated with or acting on behalf of the Company or any Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of

1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

               2.34 NASD Matters. The Common Stock is quoted on the NASD automatic quotation system. No filing with or consent or waiver of the NASD is necessary for the consummation of the transactions contemplated hereby or pursuant to the Operative Agreements.

               2.35 Additional Regulatory Matters. (a) Section 2.35(a) of the Disclosure Schedule sets forth a true and complete list of the following information for each FCC License issued to (all of which are operated by the Company) or operated by the Company or its Subsidiaries (including all FCC Licenses subject to a Company Management Agreement):

                    (i) for all FCC Licenses (including all SMR Licenses), the name of the licensee, the name of the seller or sellers, the call sign, the transmitter location (by latitude and longitude), the category of service (indicated by GX or YX) and the frequency or frequencies authorized;

                    (ii) in the case of SMR Licenses, the number of channels authorized, the number of channels constructed and whether the SMR License is for a conventional (as indicated by GX) or trunked (as indicated by YX) SMR System;

                    (iii) each holder of any such FCC License that is neither wholly owned by the Company nor owned entirely by unaffiliated Persons and managed by the Company; and

                    (iv) for all FCC Licenses (including SMR Licenses), whether such FCC Licenses are subject to rights of first refusal, options and other rights or obligations, including entitlements to acquire additional ownership interests, which may affect the ownership interests of the Company of any of its Subsidiaries therein.

               (b) All of the FCC Licenses and properties, equipment and systems owned and/or operated by the Company and any of its Subsidiaries related to the FCC Licenses disclosed on Section 2.35(a) of the Disclosure Schedule are, and, to the knowledge of the Company and the Subsidiaries, any such properties, equipment and systems added in connection with any contemplated system expansion or construction prior to or after the Closing will be, in compliance in all material respects with all standards or rules imposed by any Governmental or Regulatory Authority (including the FCC, the Federal Aviation Administration and (if applicable) any public utilities commission or other state or local governments or instrumentalities) applicable to the Company, the Subsidiaries and their respective operation of the properties, equipment and systems or as imposed under any agreements with suppliers or customers. To the knowledge of the Company and its Subsidiaries, all of the equipment and systems owned and/or operated by the Company are in good repair and working order, ordinary wear and tear excepted.

               (c) Each of the Company and its Subsidiaries has paid all franchise, regulatory, license or other fees and charges which have become due in respect of its business and has made appropriate provision as is required by GAAP, consistently applied, for any such fees and charges which have accrued. No SMR License is subject to a finders preference as set forth in the rules and regulations of the FCC or is operated under a Special Temporary Operating Authority ("STA"). Except as disclosed in Section 2.35(c) of the Disclosure
Schedule,  the FCC  Licenses  set forth in  Section  2.35(a)  of the  Disclosure
Schedules constitute all of the licenses, permits and authorizations from the FCC that are required for the operation of, and each of the Company and its Subsidiaries has filed all required registrations, applications, reports and other documents with, the FCC and, if applicable, any public utilities commission and other Governmental or Regulatory Authority exercising jurisdiction over, the SMR System businesses, radio paging businesses and other radio communications businesses of the Company and its Subsidiaries, as such businesses are currently conducted or as are proposed to be conducted in the Business Plan. The Company and its Subsidiaries hold or have the contractual right to obtain the FCC Licenses disclosed on Section 2.35(a) of the Disclosure Schedule and all such FCC Licenses are valid and in full force and effect without conditions except for such conditions as are stated on the FCC License or as are generally applicable to holders of similarly situated FCC Licenses. The Company and its Subsidiaries have filed with the FCC prior to any applicable deadline a complete and accurate application for rejustification of any unconstructed or deconstructed FCC License related to previously granted or requested wide area Enhanced Specialized Mobile Radio ("ESMR") licenses. Except as set forth on Section 2.35(c) of the Disclosure Schedule, with regard to FCC Licenses related to wide area ESMR frequencies, neither the Company nor any Subsidiary is subject to a short space agreement or any other agreement, FCC waiver or otherwise applicable regulations encumbering or limiting the use of such FCC License. All applicable loading requirements with respect to any SMR Licenses disclosed on Section 2.35(a) of the Disclosure Schedule have been met and the Company and its Subsidiaries have taken every reasonable action to cause the same to be loaded in compliance with FCC regulations. Except as set forth on
Section 2.35(c) of the Disclosure Schedule, (i) no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses set forth in Schedule 2.35(a) of the Disclosure Schedules; and (ii) no applications, complaints, actions or proceedings are pending or, to the knowledge of the Company and its Subsidiaries, threatened and, to the knowledge of the Company and its Subsidiaries, no event has occurred and is continuing which could (a) result in the revocation, termination or adverse modification of any FCC License disclosed on Section 2.35(a) of the Disclosure Schedule or (b) adversely affect any rights of the Company thereunder. Except as set forth on
Section 2.35(c) of the Disclosure Schedule, the Company and its Subsidiaries have no reason to believe and no knowledge that all of the FCC Licenses disclosed on Section 2.35(a) of the Disclosure Schedule will not be renewed in the ordinary course. Except as set forth in Section 2.35(c) of the Disclosure Schedule, all applications for renewal of the FCC Licenses set forth in Section 2.35(a) of the Disclosure Schedules have been filed on a timely basis and the Company has sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of all the SMR Systems, radio paging and other radio communications systems associated with the FCC Licenses disclosed on Section 2.35(a) of the Disclosure
Schedule in compliance with all applicable technical standards and construction requirements and deadlines. Except as set forth on Section 2.35(c) of the Disclosure Schedule, the current ownership and operation by the Company and its Subsidiaries of such SMR Systems, radio paging and other radio communications systems comply with the Communications Act of 1934, as amended (the "Communications Act"), and all applicable rules, regulations and policies of the FCC.

               (d) Section 2.35(d) of the Disclosure Schedule lists a complete and correct list of all Company Management Agreements (and associated option agreements, if any) and Third-Party Management Agreements to which the Company or any of its Subsidiaries is a party and the holder of the SMR Licenses which are the subject of such agreements, the transmitter locations (by address), and number of channels covered by such SMR Licenses, the term of such agreements, any options or calls (and the respective option or call prices as well as the time period in which any option or call must be exercised or made) in favor of any party to such agreements to purchase or sell any interest in such SMR Licenses and the respective fees or revenues payable or receivable under any such agreements. Except as set forth on Section 2.35(d) of the Disclosure Schedule to the knowledge of the Company and its Subsidiaries, the terms of all such Company Management Agreements and Third-Party Management Agreements and the operation of each SMR System pursuant thereto comply with the Communications Act and all applicable rules, regulations and policies of the FCC. Except as set forth on Section 2.35(d) of the Disclosure Schedule, none of the channels licensed to the Company or its Subsidiaries are subject to a Third Party Management Agreement. Each Company Management Agreement includes an option allowing the Company or a Subsidiary to purchase the channels that are subject to that agreement and no such option will be adversely affected by this Agreement, the Operative Agreements or the transactions contemplated hereby or thereby.

               2.36 Holdings Company Act and Investment Company Act Status. Neither the Company nor any Subsidiary is a "holding company" or a "public utility company" as such terms are defined in the Public Utility Company Act of 1935, as amended. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               2.37 State Takeover Statutes. No state takeover statute or similar statute or regulation applies to the issuance and purchase of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock, the Warrants, the Common Stock issuable upon exercise of the Warrants and the other transactions contemplated by this Agreement and the Operative Agreements.

               2.38 Due Diligence Memoranda. No statement contained in the Due Diligence Memoranda contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading.

               2.39 Disclosure. All material facts regarding the Business or Condition of the Company or any Subsidiary have been disclosed to Investor in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the

Disclosure Schedule or in any certificate, list or other writing furnished to Investor pursuant to any provision of this Agreement (including the Audited Financial Statements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

               2.40 Projections. The projections attached hereto as Section 2.40 of the Disclosure Schedule (the "Projections") are on the whole and in all material respects mathematically accurate, are based on reasonable assumptions as of the date thereof, and such Projections have been prepared in good faith and represent the good faith estimate of the Company at the date hereof and at the Closing of the most probable course of business of the Company (after giving effect to the transactions contemplated by this Agreement).

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

       Investor hereby represents and warrants to the Company as follows:

               3.1 Organization; Power and Authority. Investor is a partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Investor has full partnership power and authority to execute and deliver this Agreement and the Operative Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Investor of this Agreement and the Operative Agreements to which it is a party and the performance by Investor of its obligations hereunder and thereunder, have been duly and validly authorized by the general partner of Investor, no other partnership action on the part of Investor being necessary. This Agreement has been duly and validly executed and delivered by Investor and constitutes, and upon the execution and delivery by Investor of the Operative Agreements to which it is a party will constitute, legal, valid and binding obligations of Investor enforceable against Investor in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

               3.2 No Conflicts. The execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party and the consummation by Investor of the transactions contemplated hereby and thereby will not conflict with, or constitute a default under, any agreement, indenture or instrument to which Investor is a party, or result in a violation of the Investor's agreement of limited partnership or any order, judgment or decree of any court or Governmental or Regulatory Authority having jurisdiction over Investor or any of its properties and, except for such filings as may be required by the Exchange Act, no consent, authorization or order of, or filing or registration with, any Governmental or Regulatory Authority is required by the Investor for the execution, delivery and performance of this Agreement.

               3.3 Purchase for Investment. The Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants will be acquired by Investor for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants in violation of the Securities Act, it being understood that the right to dispose of such Common Purchased Stock, Preferred Purchased Stock, the New Preferred Stock, Warrants and shares of Common Stock issuable upon exercise of the Warrants shall be entirely within the discretion of Investor. Investor represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities Act. Investor understands that the shares of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants to be issued to it have not been registered under the Securities Act in reliance on an exemption therefrom under Section 4(2) of the Securities Act and Regulation D thereunder and that the certificates for such shares of Company Purchased Stock, Preferred Purchased Stock, New Preferred Stock, Warrants and shares of Common Stock issuable upon exercise of the Warrants shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED."

The Company shall remove such legend upon receipt of an opinion from counsel to the Investor, reasonably satisfactory in form and substance to counsel to the Company, that the requirements for such legend have terminated.

               3.4 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by Investor.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

               The Company covenants and agrees with Investor that, except to the extent Investor may otherwise consent in writing:

               4.1 Regulatory and Other Approvals. At all times, each of the Company and the Subsidiaries shall (a) take all necessary or desirable steps and proceed diligently and in good faith and use its best efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities or any other Person required of the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements, including those described in Sections 2.5 and 2.6 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Investor or such Governmental or Regulatory
Authorities or other Persons may reasonably request and (c) cooperate with Investor as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, Governmental or Regulatory Authorities or other Persons required of Investor to consummate the transactions contemplated hereby and by the Operative Agreements, the By-Laws Amendment and the Charter Amendment. The Company shall provide prompt notification to Investor when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Investor of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

               4.2 Investigation by Investor. From the date hereof until the Closing and thereafter so long as an Investor Party holds at least the lesser of
(x) 33 % of Investor's Original Ownership and (y) 10% of the Common Stock (including any Equity Equivalents held by such Investor Party) of the Company on a Fully Diluted Basis, the Company shall (a) provide Investor and its Affiliates and each of their respective officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together
"Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company, the Subsidiaries and their respective Assets and Properties and Books and Records and (b) furnish Investor and such Representatives with all such information and data (including copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company and its Subsidiaries as Investor or any of such other Representatives reasonably may request in connection with such investigation. Nothing contained in this Section
4.2 or other investigation by or disclosure to Investor shall affect the survival of or modify, limit or create any exception to the representations, warranties, covenants, agreements and indemnities of the Company hereunder or the conditions to the obligations of Investor to close as set forth in Article V hereof.

               4.3 No  Solicitations.  From the date hereof until the earlier of
(i) the Closing and (ii) May 31, 1998, neither the Company nor any Affiliate of the Company will take, nor will the Company permit any such Affiliate to take (nor will the Company or any such Affiliate authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf the Company or any such Affiliate to take), directly or indirectly, any action to initiate, assist, solicit, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with respect to the Company or any Subsidiary, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with the Company or any Subsidiary or (c) to furnish or cause to be furnished any information with respect to the Company or any Subsidiary to any Person (other than as contemplated by Section 4.2) who the Company, or any such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of, or may be, considering any Business Combination with the Company or any Subsidiary. If the Company or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Investor or any other Person referred to in Section 4.2) any offer, inquiry or informational request referred to above, the Company will promptly advise such Person, by written notice, of the terms of this Section 4.3 and will promptly, orally and in writing, advise Investor of all the terms of such offer, inquiry or request (including the identity of the Person making such offer, inquiry or request) and deliver a copy of such notice to Investor.

               4.4 Conduct of Business. Except for the transactions contemplated by this Agreement and the Operative Agreements, from the date hereof through the Closing Date, the Company and the Subsidiaries shall conduct business only in the ordinary course consistent with past practice and the terms of this Agreement. Without limiting the generality of the foregoing, the Company and the Subsidiaries shall:

               (a) use their best efforts to (i) preserve intact the present business organization and reputation of the Company and the Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, managers, employees and consultants of the Company and the Subsidiaries, (iii) maintain the Assets and Properties of the Company and the Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers and lenders and other Persons with whom the Company or any Subsidiary otherwise has significant business relationships and
(v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and the Subsidiaries;

               (b) except to the extent required by applicable Law, cause the Books and Records to be maintained in the usual, regular and ordinary manner;

               (c) use their best efforts to maintain in full force and effect substantially the same levels of coverage as the insurance afforded under the policies listed in Section 2.20 of the Disclosure Schedule;

               (d) comply in all material respects with all Laws and Orders applicable to the business and operations of the Company and the Subsidiaries, and promptly following receipt thereof give Investor copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order;

               (e) (i) administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws; (ii) refrain from making any representation or promise, oral or written, to any employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any employee under the terms of any Benefit Plan; and (iii) promptly notify Investor in writing of each receipt by the Company or any Subsidiary (and furnish Investor with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

               4.5 Financial Statements and Reports. From the date hereof until the Closing and thereafter for so long as an Investor Party holds at least the lesser of (x) 33 % of Investor's Original Ownership and (y) 10% of the Common Stock (including any Equity Equivalents held by such Investor Party) of the Company on a Fully Diluted Basis:

               (a) The Company shall at all times maintain correct and complete Books and Records in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP to the extent applicable, and set aside on its books all such proper accruals and reserves as shall be required under GAAP. The Company shall retain an accounting firm of nationally recognized standing for the purpose of auditing its financial statements and reports for each fiscal year.

               (b) As promptly as practicable, and in no event later than the presentation of the following material to the Company's management or the filing thereof with the SEC, the Company shall provide to Investor true and complete copies of all reports filed with the SEC and all such other financial statements, reports and analyses as may be prepared or received by the Company or any Subsidiary relating to the business or operations of the Company or any Subsidiary or as Investor may otherwise reasonably request.

               (c) As soon as available after the end of each fiscal month, and in any event within 30 days of such month, the Company shall provide to Investor an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such month, and unaudited consolidated statements of income, retained earnings and changes in cash flows of the Company and its Subsidiaries, if any, for such month and the fiscal year to date, prepared in accordance with GAAP (subject to normal year-end adjustments and without footnote disclosure), and certified on behalf of the Company by the chief financial officer of the Company, setting forth in comparative form (x) the corresponding figures for the corresponding periods of the preceding year and
(y) the corresponding figures for the corresponding periods in the Budget and management's discussion and analysis of such financials (including the effects and reasons for any deviations between the Budget and such financials).

               (d) At least 30 days prior to the end of each fiscal year of the Company, the Company shall provide to Investor a budget (each, a "Budget") which
(A) forecasts ahead at least one year the Company's projected costs, revenues, income, balance sheet and cash flow on a monthly basis, and (B) forecasts ahead at least one year the capital requirements necessary to reasonably expand the Company.

               (e) Within 15 days after the end of each fiscal month, a report on the buildout and loading activities of the Company during such month on a market-by-market basis, setting forth in comparative form the corresponding figures for the corresponding periods in the Business Plan and management's discussion and analysis of such activities (including the effects of and reasons for any deviations between the Business Plan and performance to date).

               (f) Promptly, upon any preparation thereof, the Company shall provide to Investor any other budgets that the Company may prepare and any revisions of any Budget.

               4.6 Certain Restrictions. From the date hereof through to the Closing, the Company will, and will cause each Subsidiary to, refrain from:

               (a) except as contemplated by the Charter Amendment and the By-Laws Amendment, amending their respective certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such corporation;

               (b) changing their respective fiscal years;

               (c) taking any of the actions listed in Section 2.9;

               (d) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Subsidiary or any Contract to which the Company or any Subsidiary is a party or by which any of its Assets and Properties is bound;

               (e) (i) taking or agreeing or  committing  to take or omitting or agreeing or committing to omit any action that would make untrue any representation or warranty of the Company hereunder untrue; or (ii) taking any action or course of action inconsistent with compliance with the covenants and agreements of the Company herein or which might adversely affect the interests of Investor hereunder; and

               (f) entering into any agreement to do or engage in any of the foregoing.

               4.7 Affiliate Transactions. Prior to the Closing, neither the Company nor any Subsidiary shall enter into any Contract or amend or modify any existing Contract with any Affiliate or stockholder, in each case except with the consent of Investor.

               4.8 Notice and Cure. The Company shall notify Investor promptly in writing of, and contemporaneously shall provide Investor with true and complete copies of any and all information or documents relating to, and will use its best efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company also shall notify Investor promptly in writing of, and will use its best efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Investor's right to seek indemnity under Article VIII.

               4.9 Fulfillment of Conditions. The Company shall take all reasonable steps necessary or desirable and use its reasonable best efforts to satisfy each condition to the obligations of Investor contained in this Agreement and shall not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

               4.10 Rights to Purchase Additional Securities. (a) For so long as any Investor Party holds any Common Purchased Stock, Preferred Purchased Stock, New Preferred Stock, Warrants or shares of Common Stock issued upon the exercise of the Warrants (including, in each case, any securities into which such securities shall have been changed, any securities resulting from any reclassification or recapitalization of such securities and all stock dividends and distributions thereon), prior to issuing any New Common Stock after the Closing Date to any Person (a "New Common Stock Offer"), the Company shall offer each of the Investor Parties then owning any Common Purchased Stock, Preferred Purchased Stock, New Preferred Stock, Warrants or shares of Common Stock issued upon exercise of the Warrants (including, in each case, any securities into which such securities shall have been changed, any securities resulting from any reclassification or recapitalization of such securities and all stock dividends and distributions thereon) (the "Investor Stockholders") an opportunity to purchase in cash any or all of its Pro Rata portion (determined as among all the Investor Stockholders before giving effect to the issuance of such New Common Stock as of the date of such New Common Stock Offer) of such New Common Stock on the same terms and conditions as the New Common Stock being offered and, if such New Common Stock is to be issued as a part of a unit of securities, the Company shall offer each of the Investor Stockholders an opportunity to purchase any or all of its Pro Rata portion (determined as provided above) of such unit of securities (together with the New Common Stock, the "New Common Stock Units") on the same terms and conditions as the New Common Stock Units being offered. The Company shall make such

New Common Stock Offer by providing each of the Investor Stockholders with a notice (the "New Common Stock Notice") setting forth (i) each of the Investor Stockholders' Pro Rata portion of such New Common Stock or such New Common Stock Units, as the case may be, (ii) the cash consideration to be paid for each share of New Common Stock or each New Common Stock Unit, as the case may be, and (iii) all other material terms of such New Common Stock Offer.

               (b) In order for any of the Investor Stockholders to accept the New Common Stock Offer, such Investor Stockholder shall give a notice of acceptance to the Company not later than 20 Business Days after its receipt of the New Common Stock Notice (the last day of such 20-Business Day period being referred to herein as the "Acceptance Date").

               (c) Within forty (40) Business Days following the Acceptance Date, the Company (i) shall issue, upon its receipt of the requisite consideration therefor, New Common Stock or New Common Stock Units, as the case may be, to each Investor Stockholder which timely accepted such New Common Stock Offer upon the terms specified therein and (ii) may issue New Common Stock or New Common Stock Units, as the case may be, to any other Person or Persons in an amount not to exceed the aggregate amount thereof offered pursuant to the New Common Stock Offer (less the aggregate amount of shares of New Common Stock or New Common Stock Units, as the case may be, issued to the Investor Stockholders pursuant to the foregoing clause (i)) and for a price which equals or exceeds the price per share of New Common Stock or per unit of New Common Stock Units, as the case may be, specified in the New Common Stock Offer.

               4.11 Significant Transactions. For so long as any Investor Party holds any Common Purchased Stock, Preferred Purchased Stock, New Preferred Stock, Warrants or shares of Common Stock issued upon the exercise of the Warrants (including, in each case, any securities into which such securities shall have been changed, any securities resulting from any reclassification or recapitalization of such securities and all stock dividends and distributions thereon), the Company shall not, and shall cause each Subsidiary not to, enter into any Significant Transaction without the majority approval of the Company's Board of Directors (which approval, with respect to the items specified in items
(i), (iii), (v), (vi), (vii), (ix), (x), (xi) and (xii) of the definition of Significant Transactions, shall include the affirmative vote of a majority of the REI Directors (as defined in the Shareholders Agreement)).

               4.12 Reservation of Shares. The Company shall at all times that any Warrant is outstanding, keep reserved the full number of shares of Common Stock issuable upon conversion of the Warrants.

               4.13 Videoconferencing Capability. As soon as practicable following a request therefor by Investor, the Company shall install and maintain at the Company's cost and expense a videoconferencing system acceptable to Investor which will enable the REI Directors (as defined in the Shareholders' Agreement) to participate in all (a) meetings of the Board of Directors of the Company and each of its Subsidiaries, (b) management reviews of the Company and each of its Subsidiaries and (c) other meetings of the Company and each of its Subsidiaries, in each case, whether or not such meetings or reviews are held at the Company's principal office or at the offices of any

Subsidiary. The Company shall bear all costs and expenses associated with the operation of such videoconferencing system in conducting such meetings and reviews; provided, however, that Investor will bear the costs of purchasing and installing compatible videoconferencing equipment at Investor's office or at the offices of Investor's advisors or other portfolio companies. The Company understands that such videoconferencing system, in order to be acceptable to Investor, must be compatible with other videoconferencing systems of Investor.

               4.14 Venture Capital Operating Company Status. Without limiting any other right contained herein, for so long as any Investor Party holds any Common Purchased Stock, Preferred Purchased Stock, New Preferred Stock, Warrants or shares of Common Stock issued upon exercise of the Warrants (including, in each case, any securities into which such securities shall have been changed, any securities resulting from any reclassification or recapitalization of such securities and all stock dividends and distributions thereon), such Investor Party shall have the right to consult with and advise the management of the Company and to receive all materials provided to members of the Board of Directors of the Company so long as may be required to enable Investor to qualify as a "venture capital operating company" within the meaning of Section 2510.3-101 of the plan asset regulations promulgated by the United States Department of Labor ("VCOC"). In addition, in the event that (a) at any time Investor is not entitled to designate at least one member for election to the Board of Directors of the Company or (b) the United States Department of Labor through formal or informal rules, regulations or interpretations provides, or it is otherwise established through governmental or court action, that such representation does not constitute the exercise of management rights of the kind necessary to enable Investor to continue to qualify as a VCOC, then the Company and Investor shall in good faith negotiate provisions to enable Investor to exercise the minimum amount of such management rights in order to continue to qualify as a VCOC.

               4.15 Use of Proceeds. The Company shall use the net proceeds from the sale of the Common Purchased Stock, the Preferred Purchased Stock and the Warrants for the core lines of business set forth in the Business Plan.

               4.16 Amendments to Identified Securities. From and after the date hereof, the Company will, and will cause each Subsidiary, to refrain from:

               (a) amending, changing or modifying in any manner any of the terms and provisions of the Identified Securities, including, without limitation, extending the exercise period or term of such Identified Securities, the exercise price thereof or the manner in which the issuance price thereunder is calculated;

               (b) paying any dividend or making any distribution on the capital stock of the Company which is either payable to the holders of any Identified Security or which adjusts in any manner any of the Identified Securities;

               (c) granting, issuing or selling any Option or rights to purchase stock, warrants or other property which is either payable to the holders of any Identified Security or which adjusts in any manner any of the Identified Securities;

               (d) satisfying any obligation of the Company with respect to any Identified Security by the issuance of any capital stock of the Company other than as provided pursuant to the terms of such Identified Securities as in existence on the date hereof;

               (e)  exchanging   any  of  the  securities   issuable  under  any
Identified Security for other capital stock of the Company; and

               (f) entering into any agreement to do or engage in any of the foregoing.

               4.17 Certain Transactions with Subsidiary. Neither the Company nor any of its Affiliates shall make any capital contribution to or permit any Indebtedness by Chadmoore Communications, Inc. to it other than in exchange for capital stock of Chadmoore Wireless Group, Inc. (which for purposes of this Section 4.17 shall include its successors (by merger or otherwise).

               4.18 Business Plan. The Company shall continue in the core lines of business contemplated by the Business Plan.

               4.19 New Preferred Stock. Upon request by the Investor, the Company shall cause the New Preferred Stock to be created and authorized under the terms of its articles of incorporation and provide Investor with evidence satisfactory to Investor that all documents necessary to create the New Preferred Stock have been filed with the appropriate Governmental and Regulatory Authorities. Upon the issuance of any New Preferred Stock to Investor, the Company will not make, directly or indirectly, any offer or sale of New Preferred Stock or securities of the same or a similar class as the New Preferred Stock if as a result the offer and sale of the New Preferred Stock contemplated by the First Warrant could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act. All issuances of New Preferred Stock by the Company shall comply with all applicable federal, state and foreign securities Laws.

                  4.20 Certain Stock Issuances. If and whenever the Company issues any shares of Common Stock to any of the stockholders of Chadmoore Communications, Inc., other than the Company, then immediately upon such issuance and upon payment by Investor of a sum equal to the product of the par value per share of Common Stock and the number of shares issued to Investor, the Company shall issue to Investor three shares of Common Stock for each four shares of Common Stock issued to such stockholders. Upon issuance in accordance with the foregoing, all such shares shall have been duly authorized, validly issued, fully paid and nonassessable and shall comply with all applicable Laws and the rules and regulations of each stock exchange or quotation system on which the Common Stock is then listed or quoted. The delivery of the certificate or certificates evidencing such shares, shall transfer to Investor good and valid title to such shares free and clear of all Liens

                                    ARTICLE V

                     CONDITIONS TO OBLIGATIONS OF INVESTOR

               The obligations of Investor hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Investor in its sole discretion):

               5.1 Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

               5.2 No Adverse Change. There shall have occurred no material adverse change in the Business or Condition of the Company since the Audited Financial Statement Date.

               5.3 Performance. The Company shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Closing.

               5.4 Officers Certificates. The Company shall have delivered to Investor a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of the Company, substantially in the form and to the effect of Exhibit A hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of the Company, substantially in the form and to the effect of Exhibit B hereto.

               5.5 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Investor, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action (a) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Investor, the Company or any Subsidiaries, or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law, or (b) wherein an unfavorable Order would prevent the carrying out of this Agreement or any of the Operative Agreements or any of the transactions or events contemplated hereby or thereby, declare unlawful any of the transactions or events contemplated by this Agreement or present a risk of damages to Investor.

               5.6 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Investor and the Company to perform their respective obligations under this Agreement, the Operative Agreements to which they are a party, the Charter Amendment and the By-Laws Amendment and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Investor, (c) shall not impose any limitations or restrictions on Investor, other than limitations under federal and state securities laws, (d) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (e) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

               5.7 Third Party Consents. The consents (or in lieu thereof waivers) disclosed in Sections 2.5 and 2.6 of the Disclosure Schedule, and all other consents (or in lieu thereof waivers) to the performance by Investor and the Company of their respective obligations under this Agreement and the Operative Agreements to which they are a party or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Investor or the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Investor or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Investor, (a) shall have been obtained, (b) shall be in form and substance satisfactory to Investor in its sole discretion, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

               5.8 Opinions of counsel. Investor shall have received (a) the opinion of Graham & James LLP, counsel to the Company, dated the Closing Date, addressed to Investor, in form and substance satisfactory to Investor, (b) the opinion of Futro & Trauernicht LLC, special counsel to the Company, dated the Closing Date, addressed to Investor, in form and substance satisfactory to Investor (c) and the opinion of Irwin, Campbell & Tannenwald, P.C., counsel to the Company, dated the Closing Date, addressed to Investor, in form and substance satisfactory to Investor.

               5.9 Good Standing Certificates. The Company shall have delivered to Investor (a) copies of the certificates or articles of incorporation (or other comparable constitutive documents), including all amendments thereto, of the Company and each Subsidiary certified by the Secretary of State or other appropriate official of the jurisdiction of organization, (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of organization to the effect that each of the Company and the Subsidiaries is in good standing or subsisting in such jurisdiction, listing all charter documents of the Company and such Subsidiaries on file and attesting to its payment of all franchise or similar Taxes, and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which the Company and the Subsidiaries are qualified, licensed or admitted to do business to the effect that the Company or the applicable Subsidiary is duly qualified or admitted and in good standing in such jurisdiction.

               5.10 Other Agreements. Each of the Operative Agreements shall have been duly executed and delivered by the respective parties thereto other than the Investor and shall be in full force and effect.

               5.11 Delivery of Certificates. Duly executed certificates representing the shares of Common Purchased Stock and Preferred Purchased Stock and the First Warrant, the Second warrant and the Third Warrant shall have been delivered to Investor.

               5.12 Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement, the Operative Agreements and all documents incident hereto or thereto shall be reasonably satisfactory in form and substance to Investor, and Investor shall have received copies of all such documents and other evidence as Investor may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

               5.13 Executives and Key Managers. The Chairman of the Board and the Chief Executive Officer of the Company will be Robert Moore, and the Chief Operating Officer will be Jan S. Zwaik.

               5.14 Business Plan. The Board of Directors of the Company shall have approved, and there shall have been delivered to Investor, a written plan satisfactory to Investor in its sole discretion (the "Business Plan").

               5.15 By-Law Amendment. The Investor shall have received evidence satisfactory to it that the by-laws of the Company shall have been amended, in form and manner satisfactory to Investor in its sole discretion, so as to effectuate the transactions contemplated by this Agreement and the Operative Agreements (the "By-Laws Amendment").

               5.16 Charter Amendment. The Investor shall have received evidence satisfactory to it that the Charter Amendment has been filed with all requisite Governmental and Regulatory Authorities in the State of Colorado and has become effective in accordance with its terms and the Amended Charter is in effect.

               5.17 Board of Directors. The Board of Directors of the Company shall consist of six persons whose members shall be Robert Moore, Jan Zwaik, Joseph J. Finn-Egan, Jeffrey A. Lipkin, Mark Sullivan and Janice Pellar.


                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

               The obligations of the Company hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

               6.1 Representations and Warranties. Each of the representations and warranties made by Investor in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

               6.2 Performance. Investor shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Investor at or before the Closing.

               6.3 Orders and Laws.  There shall not be in effect on the Closing
Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

               6.4 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory
Authority necessary to permit the Company and Investor to perform their obligations under this Agreement and the Operative Agreements, the Charter Amendment and the By-Laws Amendment and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.


                                   ARTICLE VII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES
                            COVENANTS AND AGREEMENTS

               7.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Investor (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or the waiver of any condition to Closing, the Company, on the one hand, and Investor, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the Company and Investor contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.21, 2.27, 2.28, 2.29, 2.35, 2.37 and 2.39 (as it relates to the foregoing
Sections), (b) until 60 calendar days after expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to the representations and warranties in Sections 2.11, 2.14, 2.23 and 2.39 (as it relates to the foregoing Sections), (c) until the date on which the Company's audited financial statements for the fiscal year ending December 31, 1999 have been made publicly available with respect to all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) indefinitely with respect to each other covenant or agreement contained in this Agreement, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b) or (c) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article VIII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VIII, but only with respect to matters described in the Claim Notice or Indemnity Notice.


                                  ARTICLE VIII

                                INDEMNIFICATION

               8.1 Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, the Company shall indemnify Investor and its general partner and limited partners and the officers, directors, stockholders, members, partners, employees, agents and Affiliates of each of them, in respect of, and hold each of them harmless from and against, on a Grossed-Up Basis, any and all Losses (whether or not involving a Third Party Claim) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or any of the Operative Agreements (including any certificates delivered in connection herewith or therewith), (ii) the assertion by any Person of any claim against an Indemnified Party in connection with the matters or transactions that are the subject of or contemplated by this Agreement or any of the Operative Agreements, (iii) the issuance of the Proposal Letter, dated January 13, 1998, from Investor to the Company (as amended from time to time), (iv) the status of Investor as a holder of securities of the Company, (v) any violation by the Company or any Subsidiary of any federal, state or foreign securities Laws prior to or on the Closing Date and (vi) (x) the presence, Release or threatened Release, of any Hazardous Materials existing as of or prior to the Closing Date at, from, in, to, on, or under any Site; (y) the transportation, treatment, storage, handling or disposal or arrangement for transportation, treatment, storage, handling or disposal of any Hazardous Materials generated by the Company, any Subsidiary, at or to any off-Site location; or (z) any violation of Environmental Law by the Company or any Subsidiary prior to the Closing. The Company shall reimburse each Indemnified Party (whether or not such Indemnified Party is a party to this Agreement) for all expenses (including counsel fees and disbursements) as they are incurred by such Indemnified Party in connection with investigating and preparing or defending any Action or

Proceeding (whether or not such Indemnified Party is a formal party to any such Action or Proceeding). If and to the extent that the indemnification hereunder is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws. The Company shall not be obligated to make payments to the Indemnified Party, unless and until the Indemnified Party has suffered, incurred, sustained or become subject to Losses in excess of $250,000 in the aggregate, in which case the Indemnified Party shall be entitled to seek indemnity for the entire amount of its Losses.

               8.2 Method of Asserting Claim. All claims for indemnification by any Indemnified Party under Section 8.1 will be asserted and resolved as follows:

               (a) In the case of a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party within 20 Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

               (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel reasonably satisfactory to the Indemnified Party within five Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

               (c) In the event any Indemnified  Party should have a claim under
Section 8.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 8.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

               (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law or in equity, under federal and state securities Laws, by separate agreement (including under the Operative Agreements) or otherwise.

               (e) Except as otherwise required by Law, the parties shall treat any indemnification payment made pursuant to Section 8.1 as an adjustment to the Purchase Price.


                                   ARTICLE IX

                                  TERMINATION

               9.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

               (a) at any time before the Closing, by mutual written agreement of the Company and Investor;

               (b) at any time before the Closing, by the Company or Investor, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party;

               (c) at any time after May 31, 1998, by the Company or Investor upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; or

               (d) by Investor if there shall have occurred prior to the Closing
(i) any general suspension of, or limitation on prices for, trading in securities on The New York Stock Exchange, (ii) a declaration of a banking, moratorium or any suspension of payments in respect to banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation by federal or state authorities on the extension or credit by lending institutions which materially and adversely affects Investor or (v) in the case of any of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof, upon notification of the non-terminating party by the terminating party.

               9.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company or Investor, except as provided in the next succeeding sentences and except that the provisions with respect to expenses in Section 11.3 and confidentiality in Section 11.5 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 9.1(b), (c) or
(d) the Company will remain liable to Investor for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of the Company existing at the time of such termination, and Investor will remain liable to the Company for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of Investor existing at the time of such termination. Each of the Company and Investor may seek such remedies, including damages and reimbursement for fees and expenses of attorneys, against the other with respect to any such misrepresentation, breach, nonfulfillment or failure referred to above as provided under this Agreement, including its remedies under Article VIII with respect thereto or as are otherwise available at law or in equity.

                                  ARTICLE X

                                  DEFINITIONS

               10.1 Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

               "Acceptance Date" has the meaning assigned to it in Section 4.10(b).

               "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

               "Advisory Agreement" means the Advisory Agreement by and between the Company and Investor, substantially in the form and to the effect of Exhibit C, as such agreement may be amended, modified or restated from time to time.

               "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

               "Agreement" means this Investment Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

               "Amended Charter" means the Articles of Incorporation of the Company, as in effect and amended to the date hereof, and as amended by the Charter Amendment.

               "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods, Intellectual Property and SMR Licenses.

               "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of 10% or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

               "Audited Financial Statement Date" means December 31, 1997.

               "Audited Financial Statements" means the audited consolidated balance sheet of the Company as of December 31, 1997 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, in each case, including the notes thereto and which are included in the SEC Documents.

               "Benefit Plan" means any Plan maintained, established or to which contributions have at any time been made, by the Company or any Subsidiary or any predecessor or Affiliate of any of the foregoing existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

               "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, FCC Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

               "Budget" has the meaning ascribed to it in Section 4.5(d).

               "Business Combination" means, with respect to any Person, any (i) any merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

               "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of Nevada are authorized or obligated to close.

               "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties of the Company and each of the Subsidiaries, individually or in the aggregate.

               "Business Plan" has the meaning ascribed to it in Section 5.14.

               "By-Laws  Amendment"  has the  meaning  ascribed to it in Section
5.15.

               "Charter Amendment" means the Certificate of Designation of the Series C Preferred Stock of the Company in the form and to the effect of Exhibit D.

               "Claim Notice" means written notification pursuant to Section 8.2(a) of a Third Party Claim as to which indemnity under Section 8.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party and for the Indemnified Party's claim against the Indemnifying Party under Section 8.1.

               "Closing" means the closing of the  transactions  contemplated by
Section 1.3.

               "Closing Date" means the date on which the Closing actually occurs.

               "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "Common Purchased Stock" has the meaning ascribed to it in the forepart of this Agreement.

               "Common Stock" has the meaning ascribed thereto in Section 2.3.

               "Communications Act" has the meaning ascribed to it in Section 2.35(c).

               "Company" has the meaning ascribed to it in the forepart of this Agreement.

               "Company Management Agreement" shall mean any management or other agreement (other than a loading agreement) pursuant to which the Company or any of its Subsidiaries agrees to manage or to perform other services (other than loading) with respect to SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses or the right to purchase such SMR Licenses or any loading agreement pursuant to which such Subsidiary is loading SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses or the right to purchase such SMR Licenses.

               "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

               "Defined Benefit Plan" means each Plan which is subject to Part 3 of Title 1 of ERISA, Section 412 of the Code or Title IV of ERISA.

               "Disclosure Schedule" means the schedules delivered to Investor by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to this Agreement.

               "Dispute Period" means the period ending 30 calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

               "Due Diligence Memoranda" means (i) the memorandum from Tony Welwood of the Company delivered to Marc Schachter of Morgan, Lewis & Bockius LLP on January 23, 1998 concerning corporate matters of the Company; (ii) the memorandum dated January 22, 1998, and attachments thereto, from Robert W. Moore of the Company to Ira White of Morgan, Lewis & Bockius LLP relating to the resignation of David Chadwick; (iii) the letter dated March 10, 1998, and attachments thereto, from Kevin J. Leichter of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP to Jean Sampson of Morgan, Lewis & Bockius LLP that describes the status of pending litigation to which the Company or any of its subsidiaries is a party; (iv) the letter dated April 3, 1998, and attachments thereto, from Michael Minden of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP to Jean Sampson of Morgan, Lewis & Bockius LLP; (v) the memorandum dated April 8, 1998 from Graham & James LLP to Recovery Equity Partners II, L.P. with respect to (A) conflicts under other Contracts with respect to the transactions contemplated by this Agreement and the Operative Agreements and (B) material breaches or defaults under other Contracts and (vi) the memorandum dated April 29, 1998 from Graham & James LLP to Recovery Equity Partners II, L.P. with respect to issuances of capital stock of the Company.

               "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

               "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil (collectively, "Claims"), pursuant to or relating to any applicable Environmental Law by any Person (including any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

               "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, threatened or suspected Release of a Hazardous Material.

               "Environmental Law" means all federal, state, local and foreign environmental, health and safety Laws, common law, orders, decrees, judgments, codes and ordinances and all rules and regulations promulgated thereunder, civil or criminal Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.

               "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

               "Equity Equivalents" means securities (including Options and the Warrants) which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

               "ESMR" has the meaning ascribed to it in Section 2.35(c).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

               "FCC" shall mean the Federal Communications Commission or any successor thereto.

               "FCC License" shall mean any paging, mobile telephone, SMR License or other license, permit, consent, certificate of compliance, franchise, approval or authorization of any type granted or issued by the FCC, including any of the foregoing authorizing the acquisition, construction or operation of an SMR System (as defined herein), radio paging system or other radio communications system.

               "First Warrant" means the Warrant in the form and to the effect of Exhibit G-1.

               "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (a) all shares of Common Stock outstanding at the time of determination and (b) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

               "GAAP"   means   generally   accepted   accounting    principles,
consistently applied.

               "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include the FCC and any stock exchange, quotation service and the National Association of Securities Dealers.

               "Grossed-Up Basis" means, when used to describe the basis on which the payment of a specified sum is to be made, a basis such that the amount of such payment, after being reduced by the amount of all Taxes imposed on the recipient of such payment as a result of the receipt or accrual of such payment, will equal the specified sum.

               "Hazardous Material" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls
(PCBs), (b) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

               "Identified Securities" has the meaning ascribed to it in Section 2.3.

               "Indebtedness" of any Person means all obligations of such Person
(a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

               "Indemnified Party" means any Person claiming indemnification under any provision of Article VIII.

               "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article VIII.

               "Indemnity Notice" means written notification pursuant to Section 8.2(c) of a claim for indemnity under Article VIII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

               "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions, processes, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs (including all source codes), any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

               "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary.

               "Investor" has the meaning ascribed to it in the forepart of this Agreement.

               "Investor Party" or "Investor Parties" means Investor, any partner of Investor or any Affiliate or Associate of Investor or any such partner.

               "Investor Stockholders" has the meaning assigned to it in Section 4.10(a).

               "IRS" means the United States Internal Revenue Service.

               "Law" or "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

               "Leased  Real  Properties"  has  the  meaning  ascribed  to it in
Section 2.15(a).

               "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

               "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority (including FCC Licenses).

               "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

               "Loss" means any and all damages, fines, fees, Taxes, penalties, deficiencies, diminution in value of investment, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

               "NASD" means the National Association of Securities Dealers, Inc.

               "New Common Stock" means any Common Stock or Equity Equivalent, other than any (a) Common Stock and Equity Equivalents issued in connection with any stock split, stock dividend or reclassification of any Common Stock or Equity Equivalents,(b) Common Stock and Equity Equivalents issuable in a public offering registered under the Securities Act, (c) Common Stock and Equity Equivalents issued to financial institution(s) on arm's-length terms in connection with (and ancillary to) an extension of credit by such financial institution(s) to the Company or any of its Subsidiaries, (d) Common Stock and Equity Equivalents issued to an unaffiliated seller or sellers of another company or business in connection with an arm's-length acquisition by the Company or one or more of its Subsidiaries of such company or business, (e) Common Stock and Equity Equivalents issued to management of the Company or any Subsidiary thereof pursuant to management stock purchase or option plans approved by the Board of Directors of the Company, (f) Common Stock issued in satisfaction of any rights granted to any Identified Securities and (g) Common Stock or Equity Equivalents issued in satisfaction of any rights granted in the Warrants.

               "New  Common  Stock  Notice"  has the  meaning  assigned to it in
Section 4.10(a).

               "New  Common  Stock  Offer"  has the  meaning  assigned  to it in
Section 4.10(a).

               "New  Common  Stock  Units"  has the  meaning  assigned  to it in
Section 4.10(a).

               "New Preferred Stock" means the shares of Preferred Stock to be issued in accordance with the terms of the First Warrant.

               "Operative Agreements" means the Warrants, the Registration Rights Agreement, the Shareholders Agreement, the Advisory Agreement, and any support or other agreements to be entered into in connection with the transactions contemplated by this Agreement.

               "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract (including, without limitation, the issuance of any notes or other debt instruments convertible or payable in any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person) that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

               "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

               "Original Ownership" means the number of shares of Common Stock owned (and (without duplication) which Investor has the right to acquire from any Person) by Investor and which may be acquired pursuant to the Third Warrant as of the Closing Date, and any stock into which such Common Stock may thereafter be converted or changed; provided, however, that in the event of a stock dividend, split-up, recapitalization, combination, exchange of stock or the like in respect of such Common Stock, the term "Common Stock" shall be deemed to refer to and include the stock as well as all stock dividends and distributions and any stock into which or for which any or all of such stock may be changed or exchanged.

               "Owned Real Property" has the meaning ascribed to it in Section 2.15(a).

               "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

               "Permitted Issuance" means (i) the issuance from time to time by the Company of shares of Common Stock upon exercise of the Warrants, (ii) the issuance from time to time by the Company of Identified Securities or of shares of Common Stock upon the exercise of Identified Securities, (iii) the issuance from time to time by the Company of New Preferred Stock and (iv) the issuance from time to time by the Company of New Warrants.

               "Permitted Lien" means (a) any Lien for Taxes not yet due or payable with respect to which reserves for the full amount of such Taxes have been made, (b) the Liens set forth in Section 10.1 of the Disclosure Schedule and (c) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not impair the value or marketability of the property subject to such Lien or interfere with the use of such property in the conduct of the business of the Company or any Subsidiary and which do not secure obligations for money borrowed.

               "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

               "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

               "Preferred Purchased Stock" has the meaning ascribed to it in the forepart of this Agreement.

               "Preferred  Stock" has the  meaning  ascribed  thereto in Section
2.3.

               "Pro Rata" means, with respect to one or more Investor Stockholders, in proportion to the number of shares of Common Stock on a Fully-Diluted Basis owned by such Investor Stockholder or Investor Stockholders or which may be acquired by any such Investor Stockholder or Investor
Stockholders upon exercising any rights under any Equity Equivalent owned by such Stockholder or Investor Stockholders.

               "Purchase Price" has the meaning ascribed to it in Section 1.2.

               "Registration Rights Agreement" means the Registration Rights Agreement by and between the Company and Investor, substantially in the form and to the effect of Exhibit E, as such agreement may be amended, modified or restated from time to time.

               "Release"  means  any  spilling,   leaking,   pumping,   pouring,
emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

               "Relevant  Group"  has  the  meaning  ascribed  to it in  Section
2.11(a).

               "Representatives" has the meaning ascribed to it in Section 4.2.

               "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a notice from the Indemnifying Party disputing the claim described in an Indemnity Notice.

               "SEC" means the Securities and Exchange Commission.

               "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed or required to be filed with the SEC by such Person.

               "Second Warrant" means the Warrant in the form and to the effect of Exhibit G-2.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

               "Shareholders Agreement" means the Shareholders Agreement by and between the Company and the other parties thereto, substantially in the form and to the effect of Exhibit F, as such agreement may be amended, modified or restated from time to time.

               "Significant  Transaction" means: (i) any Business Combination of the Company or any Subsidiary with or into any Person; (ii) any sale, lease, exchange or other disposition by the Company or any Subsidiary of a significant portion of its assets, in a single transaction or a series of related transactions, to or with any Person; (iii) any amendment to or modification or repeal of any provision of the certificate or articles of incorporation or the by-laws (or other organic documents) of the Company or any Subsidiary (except as required by the transactions contemplated hereby); (iv) any acquisition by the Company or any Subsidiary of securities or assets, in a single transaction or a series of related transactions, if such securities or assets will represent a substantial portion of the total assets of the Company or such Subsidiary; (v) any increase (other than in connection with a Permitted Issuance) or reduction in excess of 5% of the amount of capital stock outstanding (on a Fully-Diluted Basis) on the date hereof of either the Company or any Subsidiary or the creation of any additional class of capital stock of the Company or any Subsidiary, or the issuance (or entering into of any agreement, arrangement or understanding) by the Company or any Subsidiary of capital stock or Options;
(vi) the incurrence after the Closing Date by the Company or any Subsidiary of any Indebtedness in any single transaction in excess of $125,000 or any series of transactions that exceed, in the aggregate, $500,000 or any modification or amendment to any agreement governing the extension thereof; (vii) the dissolution of the Company or any Subsidiary, the adoption of a plan of liquidation by the Company or any Subsidiary, any action by the Company or any Subsidiary to commence any suit, case, proceeding or other action (A) under any existing or future Law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or such Subsidiary, or seeking to adjudicate the Company or such Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or such Subsidiary, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or such Subsidiary or for all or any substantial part of the Company's or such Subsidiary's assets, or making a general assignment for the benefit of the creditors of the Company or such Subsidiary; (viii) any other transaction not in the ordinary course of business, consistent with past practice, (ix) any Contract or any amendment or modification of any existing Contract between the Company or any Subsidiary and (A) any Affiliate or officer or director of the

Company or (B) any Affiliate of such officer or director, (x) the valuation of any shares of capital stock issued in a transaction permitted pursuant to
Section 4.17, (xi) any material deviation from the Company's core business as stated in the Business Plan (regardless of any amendments thereto) and (xii) any discretionary declaration or payment of any dividend or other distribution on the shares of capital stock of the Company.

               "Site" means any of the real properties currently or previously owned, leased or operated by the Company, any Subsidiary, any predecessors of the Company or any Subsidiary, or any entities previously owned by the Company or any Subsidiary, including all soil, subsoil, surface waters and groundwater.

               "SMR  License"  shall  mean  an  FCC  License   authorizing   the
construction, ownership and operation of an SMR system in the 800 or 900 MHZ band issued pursuant to 47 CFR Part 90 of the rules and regulations of the FCC.

               "SMR System" shall mean an SMR system licensed under 47 CFR Part 90 of the rules and regulations of the FCC.

               "STA" has the meaning ascribed to it in Section 2.35(c).

               "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

               "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

               "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

               "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

               "Third Party Claim" has the meaning ascribed to it in Section 8.2(a).

               "Third-Party Management Agreement" shall mean any management or other agreement (other than a loading agreement) pursuant to which a person (other than the Company or any of its Subsidiaries) is managing SMR Licenses held by the Company or a Subsidiary or any loading agreement pursuant to which a person (other than the Company or any of its Subsidiaries) is loading SMR Licenses held by the Company or any of its Subsidiaries in exchange for the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses.

               "Third Warrant" means the Warrant in the form and to the effect of Exhibit G-3.

               "VCOC" has the meaning ascribed to it in Section 4.14.

               "Warrants" means the First Warrant, the Second Warrant, the Third Warrant and any warrant issued in accordance with the terms of the First Warrant ("New Warrants"), as each such warrant may be amended, modified or restated from time to time.

               "Warranty Obligations" has the meaning ascribed to it in Section 2.32.

               (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary and (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

               (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors, officers, members, managers, general partners, and other similar Persons in a similar position or having similar powers and duties and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after reasonable inquiry.


                                   ARTICLE XI

                                 MISCELLANEOUS

               11.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  If to Investor, to:

                  Recovery Equity Investors II, L.P.
                  901 Mariner's Island Boulevard
                  Suite 465
                  San Mateo, CA 94404
                  Facsimile No.:  (650) 578-9842
                  Attn:  Joseph J. Finn-Egan
                         Jeffrey A. Lipkin

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY  10178
                  Facsimile No.:  (212) 309-6273
                  Attn:  Ira White, Esq.

                  If to the Company to:

                  Chadmoore Wireless Group, Inc.
                  2875 East Patrick Lane
                  Suite G
                  Las Vegas, Nevada 89120
                  Facsimile No.:  (702) 891-5255
                  Attn:  Robert Moore, President and Chief Executive Officer

                  with a copy to:

                  Graham & James LLP
                  400 Capitol Mall, 24th Floor
                  Sacramento, California 95814-4411
                  Facsimile No.: (916) 441-6700
                  Attn:  Gilles S. Attia, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other

Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

               11.2 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

               11.3 Expenses. Except as otherwise expressly provided in this Agreement (including as provided in Article VIII and 9.2), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with this Agreement, the Operative Agreements and the transactions contemplated hereby and thereby; provided, however, that if the Closing does not occur and on or prior to the last day of the 12-month period following the date hereof the Company or any Subsidiary consummates a Business Combination or enters into any agreement, arrangement or understanding (including a non-binding letter of intent) to consummate a Business Combination, then promptly upon the earliest of such event to occur the Company shall reimburse Investor in cash for its documented expenses (whether incurred prior to, on or after the date hereof) resulting from, arising out of or relating to the evaluation, negotiation and documentation of the transactions contemplated hereby (including the fees and expenses of attorneys, accountants and other consultants).

               11.4 Public Announcements. At all times at or before the Closing, neither the Company nor Investor will issue or make any statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public statement or release from the other party and such statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required statement or release and promptly furnish the other party with a copy thereof. The Company and Investor will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

               11.5 Confidentiality. Each party hereto will hold in strict confidence from any Person (other than any Investor Party), unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential or (d) in the case of Investor, disclosed to a transferee of Investor of securities of the Company, provided such transferee agrees to be bound by the provisions of this Section 11.5.

               11.6 Futher Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the Company shall execute and deliver to Investor such other documents and instruments, provide such materials and information and take such other actions as Investor may reasonably request to consummate the transactions contemplated by this Agreement and the Operative Agreements and otherwise to cause the Company to fulfill its obligations under this Agreement and the Operative Agreements, including, without limitation, any filings under the Hart-Scott-Rodino Antitrust Improvements of 1976, as amended, and the rules and regulations thereunder.

               11.7 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

               11.8 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

               11.9 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article VIII.

               11.10 No Assigment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by the Company without the prior written consent of Investor and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

               11.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

               11.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

               11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

               11.14 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

               11.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               11.16 Limited Recourse. Notwithstanding anything in this Agreement, any Operative Agreement or any other document, agreement or instrument contemplated hereby or thereby to the contrary, the obligations of Investor hereunder and under any Operative Agreement shall be without recourse to any partner, Associate or Affiliate of Investor or its partners, or any other respective officers, directors, employees or agents and shall be limited to the assets of Investor.

               11.17 FCC Compliance. Investor does not intend to control or attempt to control the Company or any Subsidiary through the rights granted to it under this Agreement, and agrees that it will seek the prior approval of the FCC, to the extent required, or a declaratory ruling from the FCC that such prior consent is not required, before exercising any of the rights granted to it under the Warrants if, upon the exercise thereof, a transfer of control requiring the prior consent of the FCC is likely to occur. In the event it is determined that such prior FCC approval is required, Investor, as the Company shall reasonably request and at the sole cost and expense of the Company, and the Company shall cooperate in preparing and filing with the FCC all applications that are required in order to obtain such approval.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                         CHADMOORE WIRELESS GROUP, INC.


                         By:__________________________________
                            Name:
                            Title:



                         RECOVERY EQUITY INVESTORS II, L.P.

                         By:  RECOVERY EQUITY PARTNERS, II L.P.,
                                  its General Partner


                                  By:_____________________________
                                     Name:  Joseph J. Finn-Egan
                                     Title: General Partner


                                  By:_____________________________
                                     Name:  Jeffrey A. Lipkin
                                     Title: General Partner






                             [Investment Agreement]

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.


                                TABLE OF CONTENTS


                                                                         Page

ARTICLE I

         SALE OF COMMON PURCHASED STOCK, PREFERRED
         PURCHASED STOCK AND WARRANTS; CLOSING ............................1
         1.1        Purchase and Sale......................................1
         1.2        Purchase Price.........................................1
         1.3        Closing................................................1

ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................2
         2.1        Organization and Qualification.........................2
         2.2        Authority Relative to this Agreement and
                    the Operative Agreements...............................2
         2.3        Capital Stock..........................................2
         2.4        Subsidiaries; Company; Business........................4
         2.5        No Conflicts...........................................4
         2.6        Governmental Approvals and Filings.....................5
         2.7        Books and Records......................................5
         2.8        SEC Documents; Financial Statements....................6
         2.9        Absence of Changes.....................................6
         2.10       No Undisclosed Liabilities.............................8
         2.11       Taxes..................................................8
         2.12       Legal Proceedings.....................................10
         2.13       Compliance With Laws and Orders.......................11
         2.14       Benefit Plans; ERISA..................................11
         2.15       Real Property.........................................13
         2.16       Tangible Personal Property............................14
         2.17       Intellectual Property Rights..........................14
         2.18       Contracts.............................................14
         2.19       Licenses..............................................16
         2.20       Insurance.............................................17
         2.21       Affiliate Transactions................................18
         2.22       Employees; Labor Relations............................18

         2.23       Environmental Matters.................................19
         2.24       Substantial Customers and Suppliers...................20
         2.25       Accounts Receivable...................................20
         2.26       Inventory.............................................20
         2.27       Other Negotiations; Brokers...........................20
         2.28       Registration Rights...................................21
         2.29       Exemption from Registration; Restrictions on
                    Offer and Sale of Same or Similar Securities..........21
         2.30       Restrictions on Conduct of Business...................22
         2.31       Banks and Brokerage Accounts..........................22
         2.32       Warranty Obligations..................................22
         2.33       Foreign Corrupt Practices Act.........................22
         2.34       NASD Matters..........................................23
         2.35       Additional Regulatory Matters.........................23
         2.36       Holdings Company Act and Investment Company
                    Act Status............................................25
         2.37       State Takeover Statutes...............................25
         2.38       Due Diligence Memoranda...............................25
         2.39       Disclosure............................................25
         2.40       Projections...........................................26

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF INVESTOR.......................26
         3.1        Organization; Power and Authority.....................26
         3.2        No Conflicts..........................................26
         3.3        Purchase for Investment...............................27
         3.4        Brokers...............................................27

ARTICLE IV

         COVENANTS OF THE COMPANY.........................................28
         4.1        Regulatory and Other Approvals........................28
         4.2        Investigation by Investor.............................28
         4.3        No Solicitations......................................29
         4.4        Conduct of Business...................................29
         4.5        Financial Statements and Reports......................30
         4.6        Certain Restrictions..................................31
         4.7        Affiliate Transactions................................32
         4.8        Notice and Cure.......................................32
         4.9        Fulfillment of Conditions.............................32
         4.10       Rights to Purchase Additional Securities..............32
         4.11       Significant Transactions..............................33
         4.12       Reservation of Shares.................................33

         4.13       Videoconferencing Capability..........................33
         4.14       Venture Capital Operating Company Status..............34
         4.15       Use of Proceeds.......................................34
         4.16       Amendments to Identified Securities...................34
         4.17       Certain Transactions with Subsidiary..................35
         4.18       Business Plan.........................................35
         4.19       New Preferred Stock...................................35
         4.20       Certain Stock Issuances...............................35

ARTICLE V
         CONDITIONS TO OBLIGATIONS OF INVESTOR............................36
         5.1        Representations and Warranties........................36
         5.2        No Adverse Change.....................................36
         5.3        Performance...........................................36
         5.4        Officers' Certificates................................36
         5.5        Orders and Laws.......................................36
         5.6        Regulatory Consents and Approvals.....................37
         5.7        Third Party Consents..................................37
         5.8        Opinions of Counsel...................................37
         5.9        Good Standing Certificates............................37
         5.10       Other Agreements......................................38
         5.11       Delivery of Certificates..............................38
         5.12       Proceedings...........................................38
         5.13       Executives and Key Managers...........................38
         5.14       Business Plan.........................................38
         5.15       By-Law Amendment......................................38
         5.16       Charter Amendment.....................................38
         5.17       Board of Directors....................................38

ARTICLE VI
         CONDITIONS TO OBLIGATIONS OF THE COMPANY.........................39
         6.1        Representations and Warranties........................39
         6.2        Performance...........................................39
         6.3        Orders and Laws.......................................39
         6.4        Regulatory Consents and Approvals.....................39

ARTICLE VII
         SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
         AGREEMENTS.......................................................39
         7.1        Survival of Representations, Warranties,
                    Covenants and Agreements..............................39

                                      -iii

ARTICLE VIII
         INDEMNIFICATION..................................................40
         8.1        Indemnification.......................................40
         8.2        Method of Asserting Claims............................41

ARTICLE IX
         TERMINATION......................................................42
         9.1        Termination...........................................42
         9.2        Effect of Termination.................................43

ARTICLE X
         DEFINITIONS......................................................44
         10.1       Definitions...........................................44

ARTICLE XI
         MISCELLANEOUS....................................................56
         11.1       Notices...............................................56
         11.2       Entire Agreement......................................58
         11.3       Expenses..............................................58
         11.4       Public Announcements..................................58
         11.5       Confidentiality.......................................58
         11.6       Further Assurances; Post-Closing Cooperation..........59
         11.7       Waiver................................................59
         11.8       Amendment.............................................59
         11.9       Third Party Beneficiaries.............................59
         11.10      No Assignment; Binding Effect.........................59
         11.11      Headings..............................................59
         11.12      Invalid Provisions....................................60
         11.13      Governing Law.........................................60
         11.14      Construction..........................................60
         11.15      Counterparts..........................................60
         11.16      Limited Recourse......................................60
         11.17      FCC Compliance........................................60






                                      -iv

                                LIST OF EXHIBITS


Exhibit A           Officer's Certificate
Exhibit B           Secretary's Certificate
Exhibit C           Advisory Agreement
Exhibit D           Charter Amendment
Exhibit E           Registration Rights Agreement
Exhibit F           Shareholders Agreement
Exhibit G-1         Three-Year Warrant
Exhibit G-2         Eleven-Year Warrant
Exhibit G-3         Five and One-Half Year Warrant

Disclosure Schedule

                                                                       Exhibit A

                         CHADMOORE WIRELESS GROUP, INC.

                              Officer's Certificate



              Pursuant to Section 5.4 of the Investment Agreement, dated as of May 1, 1998 (the "Investment Agreement"; capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Investment Agreement), between Recovery Equity Investors II, L.P., a Delaware limited partnership, and Chadmoore Wireless Group, Inc., a Colorado corporation (the "Company"), I, Robert W. Moore, in my capacity as President and Chief Executive Officer of the Company and on behalf of the Company, DO HEREBY CERTIFY that:
              (1) I am the duly elected, qualified and acting President and Chief Executive Officer of the Company.

              (2) Each of the representations and warranties made by the Company in the Investment Agreement is true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the date hereof as though made on and as of the date hereof, and each of the representations and warranties made by the Company in the Investment Agreement as of a specified date earlier than the date hereof was also true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) on and as of such earlier date.

              (3) Each of the agreements, covenants and obligations required by the Investment Agreement to be performed or complied with by the Company at or before the Closing has been duly performed or complied with in all material respects.

              IN WITNESS WHEREOF,  the undersigned has executed this Certificate
as of the     day of May, 1998.


                                                By:
                                                   -----------------------------
                                                      Name: Robert W. Moore

                               Disclosure Schedule
                               -------------------

         This Disclosure Schedule is made and given pursuant to that certain Investment Agreement, dated as of May 1, 1998, by and between Recovery Equity Investors II, L.P. and Chadmoore Wireless Group, Inc. (the "Agreement"). The section and subsections in this Disclosure Schedule correspond to the sections and subsections set forth in the Agreement. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Agreement. This Disclosure Schedule is, and shall be deemed to be for all purposes, an integral part of the Agreement.

Organization and Qualification. Chadmoore Wireless Group is not qualified to do business in Nevada.

[Intentionally left blank].

         None.

Capital Stock.

         (a) Attached as Annex 2.3(a) hereto is a list of each holder of record of the Common Stock and Preferred Stock of the Company.

         (b) See Attachment A to the Stock Purchase Warrant (Certificate No. 1) (hereinafter referred to as "Attachment A") which is attached as Exhibit F-1 to the Investment Agreement which is incorporated herein by this reference. The Company has reserved a sufficient number of shares of Common Stock for each convertible security listed on Attachment A.

         (c) The Company has the following agreements or understandings with the Persons indicated in which the Company may satisfy an outstanding Liability by issuing securities:

               1. Agreement with Private Equity Partners  ("PEP") to issue 5,000 shares of Common Stock per month for a six-month period as a consulting fee in consideration for PEP's assistance with corporate issues and the preparation of the Company's Annual Report on Form 10-KSB for the fiscal year ending December 31, 1997. The shares of Common Stock are to be issued under the Company's Employee Benefit and Consulting Services Plan, dated July 7, 1995 (the "Plan").

               2. Verbal agreement with Kelly Perry wherein Mr. Perry has agreed to develop a budgeting system in exchange for a payment of $20,000 of which the Company has agreed to pay up to one-third of such payment in the form of Common Stock at its fair market value on the date of issuance.

               3. The Company is in the  process of  negotiating  an  employment contract with Bobby Davis relating to his employment as general manager of the Company's direct distribution markets. As part of the employment contract, it is currently contemplated that the Company will issue Mr. Davis stock options as part of his compensation package.

               4. Moscato  Marsh &  Partners,  Inc.  ("Marsh")  Advertising  and
                  Marketing Letter Agreement, dated December 9, 1997, between the Company and Marsh (the "Letter Agreement"). The term of the Letter Agreement commenced on December 1, 1997 and terminates on November 30, 1998. As compensation, consultant will receive $3,600 of the Company's Common Stock per month and payment of a portion of expenses and other fees in the form of Common Stock. The Letter Agreement is proposed to be substantially amended and its scope increased in accordance with that certain letter dated March 18, 1998 and the "Revised Agreement" attached thereto.

               5. Financial Consulting Services Agreement,  dated March 3, 1998, by and between M&A West, a Nevada corporation ("M&A") and the Company (the "M&A Agreement"). The term of the M&A Agreement commenced on March 3, 1998, and terminates on September 3, 1998; provided, however, the agreement provides that it will automatically renew for successive six month periods unless a notice of termination is received thirty days prior to expiration of the term. As compensation, M&A is entitled to 5,000 shares of Common Stock and at the signing of the agreement and for each 6 month period thereafter, M&A is entitled to freely tradeable Common Stock valued at $50,000 on the date of issuance.

               6. The Company has entered into a Restructuring Agreement,  dated
                  September 19, 1997 ("Restructuring Agreement"), with Willora Company Limited and Cygni S.A. regarding the Company's outstanding 8% Convertible Debentures (principal amount $1,750,000). The basic terms of the Restructuring Agreement are described in the Company's Form 8-K filed via EDGAR on October 6, 1997, with the Securities and Exchange Commission. Under the terms of the Restructuring Agreement, the Company was obligated to issue a new debenture which, among other things, required the Company to make cash or stock monthly payments of $162,750, beginning November 30, 1997. The Company has not issued a new debenture and has not made the required monthly payment. The Company will likely issue the stock in lieu of making the cash payment. In addition, under the terms of the Restructing Agreement, the Company is obligated to issue an additional 70,000 shares of Common Stock pursuant to Regulation S. Further, the Company agreed to reprice Willora's Warrant to purchase 131,250 shares of Common Stock to $1.00 and to reprice the warrants held by Flurina, totaling 150,000 shares to $1.00 per share. The final documentation for the transactions contemplated by the Restructuring Agreement was scheduled to have been completed by November 20, 1997 per a letter agreement, dated November 14, 1997, executed by the parties to the Restructuring Agreement. To date, definitive agreements implementing the terms of the Restructuring Agreement have not been executed by the parties.

         (d) See Exhibit A, B, C, D, I, J, K and M of Attachment A to the Stock Purchase Warrant (Certificate No. 2) (hereinafter referred to as "Attachment A") which is attached as Exhibit F-1 to the Investment Agreement.

         (e) See Annex 2.3(a).

         (f) None.

Subsidiaries; Company; Business.

         (a) (A) The entities listed below are Subsidiaries of the Company and, unless otherwise noted, all of the Subsidiaries are currently engaged, and have always been engaged, in the same general lines of business as the Company.

               1. PTT Tanner,  Inc., a Nevada  corporation  ("PTT Tanner").  The authorized capital stock of PTT Tanner consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently issued and outstanding, all of which are held by the Company. The board of directors of PTT Tanner consists of the following person: Robert W. Moore. The officers of PTT Tanner are as follows: Robert W. Moore, President and Secretary.

               2. Chadmoore Communications,  Inc., a Nevada corporation ("CCI").
                  The authorized capital stock of CCI consists of 42,000,000 shares, of which 40,000,000 are designated as Common Stock, $.001 par value, of which 4,700,000 shares of Common Stock are currently issued and outstanding, 4,000,000 of which are held by the Company and 700,000 of which are held by Third Mobile, Inc. ("Third Mobile"), and 2,000,000 shares of Preferred Stock, $.001 par value, none of which are issued and outstanding. Third Mobile also holds a warrant to acquire 700,000 shares of Common Stock of CCI at a purchase price of $2.50 per share expiring on January 23, 2000, and a warrant to purchase 700,000 shares of Common Stock of CCI at the purchase price of $4.00 per share expiring on January 23, 2003. The board of directors of CCI consists of the following persons: Robert Moore and Jan Zwaik. The officers of CCI are as follows: Robert W. Moore, Chairman; Jan Zwaik, Treasurer; and Alyson Sheradin, Secretary.

               3. Chadmoore  Construction  Services,  Inc., a Nevada corporation
                  ("CCS"). The authorized capital stock of CCS consists of 2,000 shares of Common Stock, no par value, of which 2,000 shares are currently issued and outstanding and all of which are held by the Company. The board of directors of CCS consists of the following person(s): Robert W. Moore and Jan Zwaik. The officers of CCS are as follows: Robert W. Moore, Chairman; Jan Zwaik, Treasurer; and Alyson Sheradin, Secretary.

               4. PTT Beacon Hill,  Inc., a Nevada  corporation  ("PTT Beacon").
                  The authorized capital stock of PTT Beacon consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently issued and outstanding, all of which are held by the Company. The board of directors of PTT Beacon consists of the following person: Robert W. Moore. The officers of PTT Beacon are as follows: Robert W. Moore, President and Secretary.

               5. CMRS  Systems,  Inc.,  a Delaware  corporation  ("CMRS").  The authorized capital stock of CMRS consists of 5,028 shares of Common Stock, no par value, of which 49,308 shares are currently issued and outstanding, all of which are held by the Company. The board of directors of CMRS consists of the following person(s): Robert W. Moore. The officers of CMRS are as follows: Robert W. Moore, President.

               6. PTT of Nevada, Inc., a Nevada corporation ("PTT Nevada").  The authorized capital stock of PTT Nevada consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently issued and outstanding and all of which are held by the Company. The board of directors of PTT Nevada consists of the following person(s): Robert W. Moore. The officers of PTT Nevada are as follows: Robert W. Moore, President and Secretary.


                  (B) The entities listed below are Subsidiaries of CCI and, unless otherwise noted, all of the Subsidiaries are currently engaged, and have always been engaged, in the same general lines of business as the Company:

               1. PTT Tristin,  Inc., a Nevada corporation ("PTT Tristin").  The authorized capital stock of PTT Tristin consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently issued and outstanding and all of which are held by CCI. The board of directors of PTT Tristin consists of the following person: Robert W. Moore. The officers of PTT Tristin are as follows: Robert W. Moore, President and Secretary.

               2. PTT Burton,  Inc., a Nevada  corporation  ("PTT Burton").  The authorized capital stock of PTT Burton consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently issued and outstanding and all of which are held by CCI. The board of directors of PTT Burton consists of the following person: Robert W. Moore. The officers of PTT Burton are as follows: Robert W. Moore, President and Secretary.

               3. PTT Maple,  Inc.,  a Nevada  corporation  ("PTT  Maple").  The authorized capital stock of PTT Maple consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently issued and outstanding and all of which are held by CCI.

                  The board of directors of PTT Maple consists of the following person: Robert W. Moore. The officers of PTT Maple are as follows: Robert W. Moore, President and Secretary.

               4. Chadmoore  Communications  of  Tennessee,  Inc.,  a  Tennessee
                  corporation ("CCT"). The authorized capital stock of CCT consists of 1,000 shares of Common Stock, no par value, of which 1,000 shares are currently issued and outstanding, all of which are held by CCI. The board of directors of CCT consists of the following persons): Robert W. Moore and Jan Zwaik. The officers of CCT are as follows: Robert W. Moore, Chairman; Jan Zwaik, Treasurer; and Alyson Sheridan, Secretary.

               5. PTT   Communications  of  Richmond  LLC,  a  Delaware  limited
                  liability company ("PTT Richmond"). The membership interests in PTT Richmond are divided as follows: 70% to CCI and 30% to Comm-Tronnics VA., Inc. The manager of PTT Richmond is CCI.

               6. PTT  Communications  of Virginia Beach LLC, a Delaware limited liability company ("PTT Virginia Beach"). The membership interests in PTT Virginia Beach are divided as follows: 65% to CCI and 35% to the Wireless Company. The manager of PPT Virginia Beach is CCI.

               7. PTT Communications of Austin LLC, a Delaware limited liability company ("PTT Austin"). The membership interests in PTT Austin are divided as follows: 70% to CCI and 30% to S&P Communications. The Company believes that PTT Austin is required to qualify to do business in Texas, but such qualification has not yet been obtained although the Company is currently in the process of obtaining such qualification. The manager of PTT Austin is CCI.

               8. PTT  Communications  of Ft.  Wayne  LLC,  a  Delaware  limited liability company ("PTT Ft. Wayne"). The membership interests in PTT Ft. Wayne are divided as follows: 70% to CCI and 30% to Emergency Radio Service, Inc. The manager of PTT Ft. Wayne is CCI.

               9. PTT  Communications  of  Huntsville  LLC, a  Delaware  limited liability company ("PTT Huntsville"). The membership interests in PTT Huntsville are divided as follows: 60% to CCI and 40% to Huntsville Radio Service, Inc. The manager of PTT Huntsville is CCI.

               10.PTT  Communications  of Jacksonville  LLC, a Delaware  limited liability company ("PTT Jacksonville"). The membership interests in PTT Jacksonville are divided as follows: 70% to CCI and 30% to Reidy, Rhodes and Taylor. The manager of PTT Jacksonville is CCI.PTT

               11.PTT   Communications   of  Roanoke  LLC,  a  Delaware  limited
                  liability company ("PTT Ronoake"). The membership interests in PTT Ronoake are divided as follows: 70% to CCI and 30% to Radio Communications, Inc. The manager of PTT Ronoake is CCI.

                  (C) The entities listed below are Subsidiaries of CMRS and, unless otherwise noted, all of the Subsidiaries are currently engaged, and have always been engaged, in the same general lines of business as the Company:

               1. PTT Roseland, Inc., a Nevada corporation ("PTT Roseland"). The authorized capital stock of PTT Roseland consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently issued and outstanding and all of which are held by CMRS. The board of directors of PTT Roseland consists of only Robert W. Moore. The only officer of PTT Roseland is Robert W. Moore.

               2. PTT Franklin, Inc., a Nevada corporation ("PTT Franklin"). The authorized capital stock of PTT Franklin consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently outstanding and all of which are held by CMRS. The board of directors of PTT Franklin consists of the following person: Robert W. Moore. The only officer of PTT Franklin is Robert W. Moore, President and Secretary.

               3. 800 SMR Network, Inc., a Delaware corporation ("800 SMR"). The authorized capital stock of 800 SMR consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently outstanding and all of which are held by CMRS. The board of directors of 800 SMR consists of the following person: Robert W. Moore. The only officer of 800 SMR is Robert
                  W. Moore, Chairman.

               4. PTT Chaco,  Inc.,  a Nevada  corporation  ("PTT  Chaco").  The authorized capital stock of PTT Chaco consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently outstanding and all of which are held by 800 SMR. The board of directors of PTT Chaco consists of the following person: Robert W. Moore. The only officer of PTT Chaco is Robert W. Moore, President and Secretary.

               5. PTT Artina,  Inc., a Nevada  corporation  ("PTT Artina").  The authorized capital stock of PTT Artina consists of 1,000 shares of Common Stock, $.001 par value, of which 1,000 shares are currently outstanding and all of which are held by 800 SMR. The board of directors of PTT Chaco consists of the following person: Robert W. Moore. The officers of PTT Chaco are as follows: Robert W. Moore, President and Secretary.

               6. PTT   Communications  of  Rockford  LLC,  a  Delaware  limited
                  liability company ("PTT Rockford"). The membership interests in PTT Rockford are divided as follows: 60% to 800 SMR and 40% to Comelec East. The manager of PTT Rockford is 800 SMR.

               7. PTT  Communications  of  Baton  Rouge,  LLC a  Nevada  limited liability company ("PTT Baton Rouge"). The membership interests in PTT Baton Rouge are divided as follows: 80% to 800 SMR and 20% to EMCO. The manager of PTT Baton Rouge is 800 SMR.

               8. PTT  Communications  of  Bay  City  LLC,  a  Delaware  limited liability company ("PTT Bay City"). The membership interests in PTT Bay City are divided as follows: 80% to 800 SMR and 20% to Anderson Radio. The manager of PTT Bay City is 800 SMR.

               9. PTT  Communications  of Lake Charles  LLC, a Delaware  limited liability company ("PTT Lake Charles"). The membership interests in PTT Lake Charles are divided as follows: 93% to 800 SMR and 7% to Telecom Rentals, Inc. The manager of PTT Lake Charles is 800 SMR.

                  (D) The Company has a 20% equity ownership interest in JJ&D L.L.C. ("JJ&D").

         (b) Chadmoore Communications, Inc. is not qualified to do business in the following jurisdictions; however, it is currently in the process of becoming so qualified or intends to become so qualified as soon as practicable following the Closing:

               1.   Alabama
               2.   Illinois
               3.   Wisconsin
               4.   Texas
               5.   New York

               6.   Florida
               7.   Mississippi
               8.   Michigan
               9.   Virginia

         CMRS Systems, Inc. is not qualified to do business in the following jurisdictions; however, it is currently in the process of becoming so qualified or intends to become so qualified as soon as practicable following the Closing:

               1.   Illinois
               2.   Louisiana
               3.   Michigan

         PTT Communications of Rockford, LLC is not qualified to do business in Illinois.

         PTT Communications of Roanoke, LLC is not qualified to do business in Virginia.


2.5      No Conflicts.

         None.

2.6      Governmental Approvals and Filings.

         (a) In connection with the issuance and sale of the Common Purchased Stock, Preferred Purchased Stock and Warrants to Investor, the Company intends to file a Form D with the United States Securities and Exchange Commission within 15 days following the Closing Date pursuant to Rule 506 of the Securities Act in order to qualify for the exemption contained therein.

         (b) The Company will make all state securities filings in connection with the issuance of the Common Purchased Stock, Preferred Purchased Stock and Warrants as required by all applicable state securities laws, including without limitation, the filing of a notice of transaction under Section 25102(f) under the California Corporate Securities Law of 1968, as amended, with the California Commissioner of Corporations.

2.7      [Intentionally Left Blank]

2.8      [Intentionally Left Blank]

2.9      Absence of Changes.

         (a) None.

         (b) See Annex 2.9(b) attached hereto for a list of all issuances of the Company's securities since December 31, 1997.

         (c) The Regional Operations Directors' salaries are being adjusted from 60% base salary and 40% bonus to 75% base salary and 25% bonus. This Company believes that this change is necessary to appropriately motivate management to build-out existing sites.

         (d) The Company has entered into a Services Agreement ("Services Agreement") and Pledge Agreement ("Pledge Agreement"), each dated March 9, 1998, with HSI GeoTrans Wireless, Inc. ("GeoTrans"). In addition, the Company has drawn down approximately $1.5 million under the MarCap Corporation ("MarCap") debt facility during 1998.

         (e) None.

         (f) The Company entered into a Master Purchase Agreement with JJ&D, dated September 13, 1996 ("JJ&D Agreement") wherein the Company was granted the right to purchase Scanning Repeater Modules. However, the Company has negotiated the right to manufacture its own Scanning Repeater Modules utilizing the JJ&D technology with a third-party manufacturer. Since the Company has acquired this right, the Company has written down the value of its investment in JJ&D by approximately $440,000. The original Master Purchase Agreement has terminated and the Company is in the process of negotiating a new Master Purchase Agreement.

         (g) The Company has pledged certain assets to GeoTrans under the Services Agreement and Pledge Agreement. In addition, the Company has pledged certain assets of CCI and 800 SMR to MarCap pursuant to the terms of an Assignment and Security Agreements, each dated October 30, 1997.

                  Further,  the Company is in the process of  upgrading  its SMR
         Stations. Each station upgrade costs approximately $71,000 for the initial 5-channel configuration necessary to commence aggressive distribution. To date, the Company has incurred approximately $6,375,000 in relation to the construction of approximately 180 sites.

                  CCI is obligated to transfer approximately 500 licenses (which such transfer has already been reflected on the Schedule of Licenses contained in Annex 2.19 to CELLSMR) pursuant to the Treatch Agreement. The Treatch Agreement is attached hereto as Annex 2.9(g).

         (h) Pursuant to a letter agreement (the "Letter Agreement") dated February 25, 1997, and as clarified on March 5, 1998, MarCap agreed to modify certain financial covenants as set forth on Exhibit A to the Letter Agreement. MarCap also agreed to waive existing covenants through April 30, 1998, provided that the Company uses its best efforts to raise at least $5 million of equity financing and $15 million of aggregate financing by such date.

         (i) The Company's business plan requires it to either construct additional sites or expand sites where capacity hits 90%. The Company will continue with its business plan and incur these capital expenditures.

         (j) None.

         (k) None.

         (l) None.

         (m) None.

Undisclosed Liabilities.

         None

Taxes.

         (a) Attached as Annex 2.11(a) is a description of the current status of the Company's outstanding tax issues.

         (b) None.

         (c) Attached as Annex 2.11(b) is a Schedule of Extended Income Tax Returns.

         (d) None.

         (e) None.
                                       7

         (f) None.

         (g) None.

         (h) None.

         (i) None.

         (j) None.

         (k) The Company is a member of the limited liability companies listed in Section 2.4 and it treats these interests as partnership interests for purposes of taxation.

         (l) None.

         (m) None.

         (n) See attached hereto as Annex 2.11(n) a memo describing certain limitations on the Company's ability to utilize its net operating losses.

         (o) None.

Legal Proceedings.

         (a) None.

         (b) Other than as disclosed in the Company's Form 10-KSB for the fiscal year ended December 31, 1997, the Company has not had any material legal proceedings within the last five years.

2.13     Compliance with Laws and Orders.

         (a) See Section 2.1 and 2.4(b).

         (b) None.

         (c) None.

2.14     Benefit Plans; ERISA.

         The following is a list of all of the Company's benefit plans:

                1. Medical.   Medical  insurance   coverage  for  employees  and
                   dependants is a primary care plan and is under a policy issued by Fortris Benefits Insurance. All medical insurance premiums for its employees are paid by the Company.

                2. Dental.   Dental   insurance   coverage  for   employees  and
                   dependants is a dental plan underwritten by MetLife Preferred Dentist Program. All dental insurance premiums for its employees are paid by the Company.

                3. Life  Insurance.  Each employee has a $30,000 life  insurance
                   benefit  through  the  medical  coverage   provided  to  each
                   employee by the Company.

                4. Change  of  Control  Agreements.  In the event of a change of control of the Company (defined as the acquisition of more than 50% of the outstanding Common Stock of the Company or more than 10% of the outstanding Common Stock of the Company, in each case without the consent of the board of directors), each employee that is a party to the Company's standard form Change of Control Agreement is entitled to 2.9 times their base annual salary, in accordance with the Company's Incentive Plan.

                5. Employee  Benefit and  Consulting  Services Plan. The Company
                   has adopted an Employee Benefit and Consulting Services Plan ("EBSC Plan") whereby the Company is authorized to issue Common Stock and Options to purchase Common Stock to eligible employees, officers, directors and consultants.

                6. Employee  Stock Option Plan. The Company is in the process of obtaining the requisite corporate approvals for the 1998 Stock Option Plan and the reservation of 3,000,000 shares of the Company's Common Stock thereunder.

         (a) None.

         (b) None.

         (c) None.

         (d) None.

         (e) None.

         (f) None.

         (g) None.

         (h) None.

         (i) None.

         (j) None.

         (k) None.

Real Property.

         (a) 1. The Company acquired an office building as part of its acquisition of General Communications. The building has approximately 8,000 square feet and is located at 1727 Cherokee Boulevard, Memphis, Tennessee 38111. The Company has placed a Deed of Trust in escrow in favor of Motorola pursuant to the terms of the Motorola Financing Agreement.

               2. The Company has entered into an industrial lease for warehouse and office space for approximately 15,635 square feet, dated as of October 18, 1997, with Patrick Commerce Center, LLC, as lessor, for its principal business headquarters located at 2875 East Patrick Lane, Suite G, Las Vegas, NV 89120.

               3. The Company has entered into an office lease, dated as of November 1995, for approximately 1,000 square feet with RPM Management Company, as lessor, for offices located at 1508 Macon Drive, Bldg. C, Suite 3, Little Rock, AR 72211.

               4. The Company has entered into an office lease, dated April 1997, for approximately 800 square feet with Joe Poppenheimer, as lessor, for office space located at 7033 Greenbriar Drive, Southaven, MS 38671.

               5. The Company and its Subsidiaries have entered into approximately 180 antenna site leases for space in buildings and radio towers to install communications equipment. Attached as Annex 2.15(b) is a list of all of the Company's and its Subsidiaries' antenna site leases.

               6. Pursuant to the terms of the Motorola Financing Agreement, the Company has placed into escrow a Deed of Trust in favor of Motorola relating to building and land located Shelby County, Tennessee.

         The Company has several standard commercial leases relating to office equipment such as copiers, faxes and computers. The Company believes that such leases are not material to the Business or Condition of the Company.

         (b). None.

         (c). None.

         (d). None.

2.16     Tangible Personal Property.

         The Company has pledged certain of its assets under the MarCap Debt Facility and under the GeoTrans Services Agreement.

2.17     Intellectual Property Rights.

         (i)
               1.   Chadmoore Wireless Group and Logo

               2. PTT Communications, Inc. and Logo (an application has been filed with the U.S. Patent and Trademark Office)

               3. Power to Talk(TM) (an application has been filed with the U.S. Patent and Trademark Office)

               4. Teamlink(TM) (an application has been filed with the Patent and Trademark Office)

               5. Fleetlink(TM) (an application has been filed with the U.S. Patent and Trademark Office)

               6. General Communications(TM)

               7. Airtel, Inc.

         (ii)     None.

         (iii) The Company has granted a license to use all of the Company's trademarks and service marks to each dealer and any Person who is a party to any of the LLC agreements listed in Section 2.4 above.

                  The Company is not aware of any Person that has alleged that the Company is infringing on its Intellectual Property. However, the mark "Team Link" has been registered with the Patent and Trademark
         Office by Pivotal Communications, L.L.C. of Atlanta, Georgia ("Pivotal"). Pivotal is utilizing the mark for pre-paid long distance telephone cards. The Company has neither contacted nor been contacted by Pivotal.

2.18     Contracts.

         (a)(i) (A) The Company has entered into employment agreements with the following persons:

               1. Employment  Agreement  dated as of  January  1,  1997,  by and between the Company and Robert W. Moore. Mr. Moore is a member of the Company's board of directors and is President and Chief Executive Officer of the Company. The initial term of employment under this agreement commenced on January 1, 1995, and ended on January 1, 1997. Pursuant to Section 1.2, the term of employment was automatically renewed for an additional two-year period. The base salary under the agreement is

                  $125,000 and Mr. Moore is entitled to a bonus of up to $40,000 based on certain performance criteria.

               2. Employment  Agreement  dated June 16, 1997, by and between the
                  Company and Jan S. Zwaik. Mr. Zwaik is a member of the Company's Board of Directors and Chief Operating Officer of the Company. The term of employment under this agreement commenced on February 17, 1997, and ends on February 17, 1999. The base salary under the agreement is $110,000 and Mr. Zwaik is entitled to a bonus of up to $40,000 based on certain performance criteria.

               3. Employment  Agreement,  dated as of September 8, 1997,  by and between the Company and Anthony Welwood. Mr. Welwood is the Vice President of Operations of the Company. The initial term of employment under this agreement commenced on March 17, 1997, and ends on March 16, 1999. The agreement is automatically renewed for successive one-year periods unless the parties otherwise terminate the agreement in accordance with its terms. The base salary under the agreement is $80,000 and Mr. Welwood is entitled to a bonus of up to $25,000 based on certain performance criteria.

               4. Employment  Agreement,  dated as of September 8, 1997,  by and between the Company and Alyson Sheridan. Ms. Sheridan is the Vice President of Administration of the Company. The initial term of employment under this agreement commenced on January 1, 1997, and ends on January 1, 1999. The agreement is automatically renewed for successive one-year periods unless the parties otherwise terminate the agreement in accordance with its terms. The base salary under the agreement is $62,000 and Ms. Sheridan is entitled to a bonus of up to $40,000.

               5. The  Company  has  entered  into  Incentive   Agreements,   in
                  substantially the same form that has been delivered to Investor, with the following employees: Riaz Ali, Marcia
                  Boydston, Stacey Ceragioli, Duane Ellis, Mike Henrey, Greg Keskey, Julie Hemphill, Walter Lippincott, Rhoda Markoe, Robert W. Moore, Daniel Schafer, Alyson Sheradin, Toni Welwood and Jan Zwaik.

               6. The  Company  has  extended  an  employment  contract to Bobby
                  Davis. The employment contract has not been executed by the employee as of this date.

         (a)(i)(B) The Company or its Subsidiaries is a party to the consulting agreements listed below:

               1. Consulting Agreement, dated January 15, 1995, and Addendum No.
                  1 thereto dated July 12, 1995, between the Company and Neil A. Cox. The stated term of this agreement expired on July 15, 1996. As compensation, consultant received 35,000 shares of Common Stock of the Company and an option to purchase 40,000 shares of Common Stock of the Company at an exercise price of $1.00 per share under the EBCS Plan.

               2. Consulting  Agreement,  dated May 1, 1995,  by and between the
                  Company and Tebsa Holdings Ltd. The term of this agreement commenced on May 1, 1995, and terminated on November 9, 1995. If the Company received $500,000 of investment funds as a result of consultant's efforts, consultant was to receive as compensation an option to purchase 150,000 shares of the Common Stock of the Company at an exercise price of $1.50 per share, and an option to purchase 150,000 shares of the Common Stock of the Company at an exercise price of $4.00 per share. For introductions resulting in investments in excess of

                  $500,000, consultant was to receive an option to purchase 100,000 shares of the Common Stock of the Company at an exercise price of $1.50 per share, and an option to purchase 100,000 shares of the Common Stock of the Company at an exercise price of $4.00 per share.

               3. Consulting  Agreement,  dated July 6, 1995,  and Addendum No.1 thereto dated July 6, 1995, by and between the Company and Newhouse Consulting Ltd. The term of this agreement commenced on the date of execution and terminated July 6, 1996. As compensation, consultant received an option to purchase 20,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share. Consultant received a warrant to purchase 27,625 shares of Common Stock of the Company at an exercise price of $5.00 per share. Pursuant to Addendum No. 1, consultant received an additional option to purchase 20,000 shares of Common Stock of the Company at an exercise price of $1.00 per share.

               4. Consulting Agreement, dated July 12, 1995, between the Company and Alyson Sheradin. The term of this agreement commenced on July 12, 1995, and terminated on July 12, 1996. As compensation, the consultant received 60,000 shares of Common Stock of the Company under the EBCS Plan.

               5. Consulting Agreement,  dated July 12, 1995, by and between the
                  Company and Asian Financial Network, Inc. The term of this agreement commenced on July 12, 1995, and terminated on July 12, 1996. As compensation, consultant received an option to purchase 45,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share under the EBCS Plan.

               6. Consulting Agreement, dated July 12, 1995, between the Company and Charles W. Trench. The term of this agreement commenced on July 12, 1995 and terminated on July 12, 1996. As compensation, consultant received an option to purchase 175,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share under the EBCS Plan.

               7. Consulting Agreement, dated July 12, 1995, between the Company and Daniel J. Shrader. The term of this agreement commenced on July 12, 1995 and terminated on July 12, 1996. As compensation, consultant received 15,000 shares of the Common Stock of the Company. Consultant also received an option to purchase 15,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share under the EBCS Plan.

               8. Consulting Agreement, dated July 12, 1995, between the Company and David Mowry. The term of this agreement commenced on July 12, 1995 and terminated on July 12, 1996. As compensation, consultant received 40,000 shares of the Common Stock of the Company under the Plan. Consultant also received an option to purchase 90,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share under the EBCS Plan.

               9. Consulting Agreement, dated July 12, 1995, between the Company and Lawson M. Kerster. The term of this agreement commenced on July 12, 1995 and terminated on July 12, 1996. As compensation, consultant received an option to purchase 30,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share under the EBCS Plan.

               10.Consulting  Agreement,   dated  July  12,  1995,  between  the
                  Company and Leonard Evans. The term of this agreement commenced on July 12, 1995 and terminated on July 12, 1996. As compensation, consultant received an option to purchase 20,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share under the EBCS Plan.

               11.Consulting  Agreement,   dated  July  12,  1995,  between  the
                  Company and Thomas D. Krosschell. The term of this agreement commenced on July 12, 1995 and terminated on July 12, 1996. As compensation, consultant received 15,000 shares of the Common Stock of the Company. Consultant also received an option to purchase 15,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share under the EBCS Plan.

               12.Consulting  Agreement,  dated  September,  1995,  and Addendum
                  No.1 thereto dated January 6, 1996, by and between the Company and Rolfe Widdowson Limited Partnership. The term of this agreement expired on July 12, 1996. As compensation, consultant received two options to purchase 20,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share under the EBCS Plan. Consultant also received a Class B warrant to purchase 27,625 shares of Common Stock of the Company

               13.Consulting  Agreement,  dated  November 10, 1995,  between the
                  Company and Fidelity Holdings Limited. The term of this agreement commenced on November 10, 1995, and terminates on November 10, 1998. As compensation, consultant received an option to purchase 87,500 shares of Common Stock of the Company at an exercise price of $0.50 per share under the EBCS Plan.

               14.Consulting  Agreement,  dated  November 10, 1995,  between the
                  Company and Harris Limited. The term of this agreement commenced on November 10, 1995, and terminated on May 10, 1997. As compensation, consultant received an option to purchase 215,000 shares of Common Stock of the Company at an exercise price of $0.50 per share under the EBCS Plan.

               15.Consulting  Agreement,  dated  November 10, 1995,  between the
                  Company and JJ&D, L.L.C. The term of this agreement commenced on November 10, 1995 and terminates on November 10, 1998. As compensation, consultant received an option to purchase 30,000 shares of Common Stock of the Company at an exercise price of $1.00 per share under the EBCS Plan.

               16.Consulting Agreement,  dated November 10, 1995, by and between the Company and Orient Group, Ltd. The term of this agreement commenced on November 10, 1995, and terminates on November 10, 1998. As compensation, consultant was to receive 54,166, 54,167 and 54,167, shares of restricted Common Stock of the Company on February 12, 1996, April 12, 1996 and June 11, 1996, respectively.

               17.Consulting Agreement,  dated November 10, 1995, by and between the Company and Spectrum Engineering, Inc. The term of this agreement commenced on November 10, 1995, and terminates on November 10, 1998. As compensation, received an option to purchase 250,000 shares of Common Stock of the Company at an exercise price of $0.50 per share under the EBCS Plan.

               18.Consulting  Agreement,  dated January 19, 1996, by and between the Company and Lybster, Ltd. The term of this agreement commenced on January 19, 1996, and terminates on January 19, 2001. As compensation, consultant received an option to purchase 450,000 shares at an exercise price of $0.37 per share exercisable for a period of 18 months.

               19.Consulting  Agreement,  dated  April  16,  1996,  between  the
                  Company and 707 Corp. The term of this agreement commenced on April 16, 1996 and terminated on April 16, 1997. As compensation, consultant received an option to purchase 70,000 shares of restricted Common Stock of the Company at an exercise price of $2.50 per share.

               20.Moscato  Marsh &  Partners,  Inc.  ("Marsh")  Advertising  and
                  Marketing Letter Agreement, dated December 9, 1997, between the Company and Marsh. The term of the letter agreement commenced on December 1, 1997 and terminates on November 30, 1998. As compensation, consultant will receive $3,600 per month worth of the Company's Common Stock and payment of a portion of expenses and other fees in the form of Common Stock. The letter agreement is proposed to be substantially amended and its scope increased in accordance with that certain letter dated March 18, 1998 and the "Revised Agreement" attached thereto.

               21. Private Equity Partners ("PEP") Engagement Letter, dated June
                   5, 1997.

               22. PEP Engagement Letter, dated March 7, 1998.

               23. Letter  Agreement  dated January 27, 1998 between the Company and PEP.

               24.Pledge  Agreement,  dated  March 9, 1998,  by CMRS in favor of
                  GeoTrans (related to pledge of capital stock of PTT Franklin).

         (a)(i)(C)In connection with the transactions contemplated by this Agreement, the Company will compensate PEP as follows: PEP is entitled to receive 6% of the gross proceeds of the offering.

         (a)(ii) The Company entered into a Guaranty and Security Agreement, dated as of December 30, 1996, in favor of Motorola, as amended by the First Amendment thereto, dated October 30, 1997 ("Company Guaranty and Security Agreement"). Pursuant to Section 4.4 of the Company Guaranty and Security Agreement, the Company agreed to continue to serve primarily as a holding company for companies in the business of acquiring and operating SMR communications systems.

         (a)(iii) The Company and Subsidiaries are a party to the following limited liability company agreements:

               1. PTT  Communications of Richmond LLC, Limited Liability Company
                  Agreement, dated June 12, 1997, between CCI and Comm-Tronnics VA., Inc.

               2. PTT  Communications  of Austin LLC, Limited  Liability Company
                  Agreement, dated July 3, 1997 and amended August 19, 1997, between CCI, 800 SMR and S&P Communications.

               3. PTT Communications of Ft. Wayne LLC, Limited Liability Company
                  Agreement, dated June 12, 1997 and amended July 23, 1997 and August 5, 1997, between CCI and Emergency Radio Service, Inc.

               4. PTT   Communications  of  Huntsville  LLC,  Limited  Liability
                  Company Agreement, effective June 12, 1997 and as amended August 15, 1997, between CCI and Huntsville Radio Service, Inc. and related letter, dated September 16, 1997, executed by the parties.

               5. PTT  Communications  of Jacksonville  LLC,  Limited  Liability
                  Company Agreement, dated July 24, 1997, between CCI and Reidy, Rhodes and Taylor.

               6. PTT  Communications  of Roanoke LLC, Limited Liability Company
                  Agreement, dated August 4, 1997, between CCI and Radio Communications Company, Inc.

               7. PTT  Communications of Rockford LLC, Limited Liability Company
                  Agreement, dated August 7, 1997 between 800 SMR and Comelec East.

               8. PTT  Communications of Baton Rouge Limited,  Limited Liability
                  Company Agreement, dated June 12, 1997, between 800 SMR and EMCO.

               9. PTT  Communications of Bay City LLC, Limited Liability Company
                  Agreement, dated June 12, 1997, between 800 SMR and Anderson Radio.

               10.PTT  Communications  of Lake  Charles LLC,  Limited  Liability
                  Company Agreement, dated July 3, 1997, between 800 SMR and Telcom Rentals, Inc.

               11.PTT  Communications  of Virginia Beach,  LLC, dated August 21,
                  1997, amended October 17, 1997 and November 5, 1997, between CCI and The Wireless Company.

         (a)(iv) Attached as Annex 2.18(a)(iv) is a Debt Role describing all debt owed by the Company and its Subsidiaries.

               1. Financing and Security  Agreement,  dated October 29, 1996, by and between Motorola, Inc. ("Motorola"), and Chadmoore Communications, Inc., as amended by the First Amendment thereto dated October 30, 1997, by and among CCI, CMRS and MarCap.

               2.       Company Guaranty and Security Agreement.

               3. Motorola  Purchase  Agreement,  dated October 26, 1996, by and between the Company and Motorola.

                  4. Tennessee Deed of Trust with Security Agreement and Assignment of Rents and Leases, dated December 20, 1996, by and among Chadmoore Communications of Tennessee, Inc. ("CCT"), Chicago Title Insurance Company, and Motorola, as amended by the Deed of Trust Modification and Extension Agreement, dated as of October 30, 1997. The mortgaged property is located on Lot 20 of the Cherokee Commercial Center Subdivision located in Shelby County, Tennessee.

                  5. Guaranty and Security Agreement, dated as of December 30, 1996, between CCT and Motorola, as amended by the First Amendment thereto dated October 30, 1997, by the Company in favor of MarCap ("Security Agreement").

                  6. First Amendment to Guaranty and Security Agreement, dated as of July 21, 1997, between CCT and Motorola.

                  7. Stock Pledge Agreement, dated as of December 30, 1996, by and between CCT and Motorola.

                  8. Assignment and Security Agreement, dated as of October 30, 1997, by CCI in favor of MarCap.

                  9. Assignment and Security Agreement, dated October 30, 1997, by 800 SMR in favor of MarCap.

                  10. First Amendment to Guaranty and Security Agreement, dated as of October 30, 1997, by Chadmoore Communications of

                  Tennessee, Inc. in favor of MarCap.

                  11. Stock Pledge Agreement, dated as of October 30, 1997, by and between CMRS Systems, Inc. and MarCap (with respect to pledge of stock of PTT Artina, Inc., a Nevada corporation).

                  12. Stock Pledge Agreement, dated as of October 30, 1997, by and between CCI and MarCap (with respect to pledge of stock of PTT Maple, Inc., a Nevada corporation).

                  13. Landlord Waiver and Estoppel Certificate with respect to the real estate located at 25 Hardy Road, Falmouth, Maine.

                  14. Landlord Waiver and Estoppel Certificate with respect to the real estate located at 2205 Lamar Avenue, Memphis, Tennessee.

                  15. Landlord Waiver and Estoppel Certificate with respect to the real estate located at 3737 Hillegas Road, Fort Wayne, Indiana.

                  16. Letter, dated February 25, 1998 ("MarCap Letter"), from Mark F. Sullivan to John W. Wellhausen, and countersigned by Jan S. Zwaik and John W. Wellhausen, with respect to an agreement to cross-collateralize the Motorola and MarCap credit facilities, to adjust the collateral ratio, the Company's agreement to use its diligent efforts to $5 million in an equity financing and $15 million in aggregate financing by April 30, 1998, a waiver of existing covenants provided that the Company continue to use its diligent efforts to secure such financing and that MarCap would not object to the Company raising $10 million in new senior debt if the Company is not in material default under the financing agreements.

                  17. Services Agreement with GeoTrans.

                  18. Pledge Agreement with GeoTrans.

                  19. The Company is in the process of negotiating a restructure of the $1,627,500 8% Convertible Note due August 31, 1998, wherein, pursuant to these negotiations, the Company has set aside the SMR licenses listed on Annex 2.18(a)(iv)(20) attached hereto.

                  20. Additional Promissory Note (principal amount $481,440) dated October 31, 1997, between CCI, CMRS in favor of MarCap.

         (v) The Company and its Subsidiaries are a party to the following dealer agreements:

               1. Dealer  Agreement,  dated  August  6,  1997,  between  CCI and
                  Comm-Tronnics VA., Inc.

               2. Dealer  Agreement,  dated  June  12,  1997,  between  CCI  and
                  Huntsville Radio Service, Inc.

               3. Dealer Agreement,  dated August 4, 1997, between CCI and Radio
                  Communications Company, Inc.

               4. Dealer  Agreement,  dated  February  6, 1998,  between CCI and
                  Nashville Communications.

               5. Dealer  Agreement,  dated  November 25, 1997,  between CCI and
                  Pyramid Communications.

               6. Dealer  Agreement,  dated  February  6, 1998,  between CCI and
                  Electronic Maintenance & Communication.

               7. Dealer  Agreement,  dated  February  6, 1998,  between CCI and
                  Louisiana Radio Communications.

               8. Dealer  Agreement,  dated  February  6, 1998,  between CCI and
                  Tele-Rad (2 markets).

               9. Dealer  Agreement,  dated  February  6, 1998,  between CCI and
                  Shanks Communications.

               10.Dealer  Agreement,  dated  March  25,  1998,  between  CCI and
                  Middle Tennessee 2-Way.

               11.Dealer  Agreement,  dated  August  21,  1997,  and as  amended
                  October, 17, 1997 November 5, 1997 and November 13, 1997, between CCI and The Wireless Company.

               12.Dealer Agreement,  dated June 24, 1997, between CCI and Reidy,
                  Rhodes & Taylor.

               13. Dealer  Agreement,  dated  November 4, 1997,  between CCI and
                   Maine Radio.

               14.Dealer  Agreement,  dated  August  7,  1997,  between  CCI and
                  Comelec East (2 markets).

               15.Dealer  Agreement,  dated  January  5, 1998,  between  CCI and
                  Industrial Communications.

               16.Dealer  Agreement,  dated May 30,  1997,  between CCI and Team
                  One Communications (6 markets).

               17.Dealer  Agreement,  dated May 30,  1997,  between  CCI and Ft.
                  Myers Communications.

               18.Dealer  Agreement,   dated  May  16,  1997,  between  CCI  and
                  Spectrum Communications.

               19.Dealer  Agreement,   dated  May  15,  1997,  between  CCI  and
                  Communications Unlimited.

               20.Dealer  Agreement,  dated  February 13, 1997,  between CCI and
                  Segno Communications.

               21.Dealer  Agreement,  dated  June  12,  1997,  between  CCI  and
                  Emergency Radio Service.

               22.Dealer  Agreement,  dated  April  1,  1997,  between  CCI  and
                  CommQuest Wireless.

               23. Dealer Agreement, dated June 10, 1997, between CCI and EMCO.

               24. Dealer Agreement,  dated May 22, 1997, between CCI and Telcom
                   Rentals.

               25.Dealer  Agreement,  dated May 4, 1997,  between CCI and Dorler
                  Communications (2 markets).

               26. Dealer Agreement, dated May 12, 1997, between CCI and Anderson Radio.

               27.Dealer  Agreement,  dated  August 15,  1997,  between  CCI and
                  Chrouch Communications.

               28. Dealer Agreement, dated April 15, 1997, between CCI and Alpha
                   Wireless.

               29.Dealer  Agreement,   dated  June  4,  1997,  between  CCI  and
                  Diversified Electronics.

               30.Dealer  Agreement,  dated May 27, 1997,  between CCI and South
                  Sales Communications.

               31.Dealer Agreement,  dated June 3, 1997, between CCI and Two-Way
                  Radio of Carolina.

               32.Dealer  Agreement,   dated  June  1,  1997,  between  CCI  and
                  Wireless Communications.

               33.Dealer  Agreement,   dated  June  7,  1997,  between  CCI  and
                  Carolina Communications.

               34. Dealer Agreement, dated July 3, 1997, between CCI and S&P Communications.

               35.Dealer  Agreement,  dated May 8, 1997,  between  CCI and Texas
                  Communications.

               36.Dealer  Agreement,  dated  January  5, 1998,  between  CCI and
                  Industrial Communications.

               37. Dealer Agreement, dated April 29, 1997, between CCI and 2-Way
                   Radio

         (v)(B) 1. Motorola Master Purchase Agreement.

                2.       JJ&D Master Purchase Agreement.

                3.       Unitel Master Purchase Agreement.

         (v)(C) See Annex 2.32 for a copy of the Company's standard Customer Service Agreement.

         (vi) See list of agreements in Section 2.18(a)(iv) above.

         (vii) The Company has entered into the following agreements to dispose of assets not in the ordinary course of business:

1. Pursuant to a letter agreement dated October 2, 1997, CCI is obligated to transfer approximately 500 licenses to CELLSMR License Holding, L.C., a Texas Limited Liability Company ("CELLSMR") (which such transfer has already been reflected on the schedule of licenses contained in Annex 2.19), for providing certain technology relating to the construction and build-out of approximately 1,500 licenses (the "Treatch Agreement"). The Treatch Agreement is attached hereto as Annex 2.9(g).

2. The Company has received an offer from Southern Communications to purchase 71 channels from the Company for approximately $1.4 million. The channels are considered by the Company to be excess capacity for the term of the current business plan.

        (viii) None.

        (ix) None.

         (x) (A) Pursuant to the Offshore Subscription Agreement between the Company and certain purchasers of the Company's Series B Preferred Stock, the Company is restricted from issuing any securities under Regulation S until the first to occur of the following: (i) the then-remaining Liquidation Preference, as defined, of the Preferred Stock is no greater than Two Hundred Eight Five Thousand ($285,000)

         United States Dollars; (ii) April 20, 1998; (iii) such purchasers give written approval for such additional financings.

                  (B) Under the terms of the Company and Guaranty Security Agreement, the Company agreed to certain financial covenants regarding consolidated tangible net worth, debt to consolidated tangible net worth, accumulated radio units, minimum annualized revenue and cash flow to debt service. The Company is currently in default with respect to these financial covenants. In addition, the past due installment payments owed by the Company to the Licensees as described in paragraph 1 above, constitutes a default under Section 4.3 of the Security Agreement whereby the Company made an affirmative covenant to timely discharge all of its obligations to the extent such obligations exceed, in the aggregate, $50,000.

                  However, pursuant to a Letter Agreement (the "MaCap Letter") dated February 25, 1997, and as clarified on March 5, 1998, MarCap agreed to modify these covenants as set forth on Exhibit A to the MarCap Letter. MarCap also agreed to waive existing covenant defaults through April 30, 1998, provided that the Company uses its diligent best efforts to raise at least $5 million of equity financing and $15 million of aggregate financing by such date (the "Waiver").

         (xi) The Company does not have any powers of attorney or other similar delegations of authority made by the Company or any Subsidiary to any other person or entity.

         (xii) See Annex 2.19.

         (b) 1. The Company has past due installment payments owed to certain holders of FCC Licenses ("Licensees") that have entered into license option agreements with the Company or its Subsidiaries. The aggregate amount of these past due amounts is approximately $271,400 ($64,300 for the quarter ended June 30, 1997; $64,300 for the quarter ended September 30, 1997; $64,300 for the quarter ended December 31, 1997; and an estimated $78,500 for the quarter ending March 31, 1998). Under the terms of the Company's standard agreement with the Licensees, the Company has 30 days from the date any Licensee sends a notice of termination to pay all delinquent payments. If the Company tenders such payment, the agreement with the Licensee remains in full force and effect.

                  2. Under the terms of the Security Agreement, the Company agreed to certain financial covenants regarding consolidated tangible net worth, debt-to-consolidated tangible net worth, accumulated radio units, minimum annualized revenue and cash flow- to-debt service. Pursuant to the MarCap Letter, MarCap agreed to modify these covenants as set forth on Exhibit A to the MarCap Letter; and MarCap also agreed to waive existing covenants through April 30, 1998, provided that the Company uses its diligent best efforts to raise at least $5 million of equity and $15 million of aggregate financing by such date.

2.19     Licenses.

         (a) Attached hereto as Annex 2.19 is a complete list of licenses held by the Company or its Subsidiaries or for which the Company has an option to acquire. The Company is the holder of each license listed under the "Transferred To" column that is listed as the Company and is indicated as being transferred to the Company or any of its subsidiaries. The Company has an option to acquire all licenses that have a date under the heading "Option to Acquire Expires." The Company has executed a promissory note and is in the process of having the FCC transfer all licenses that state that the Company has a executed a purchase agreement with the licensee and issued a promissory note as indicated under the heading "Prom. Note."

         (b) Attached hereto as Annex 2.19 is a list of the Company's business licenses and other licenses or permits that are material to the Company's business.

         (c) None.

2.20     Insurance.

         (a) Directors, Officers and Corporate Liability Insurance Policy, Policy Number: 861-01-90 Insurer: National Union Fire Insurance Company of Pittsburgh, Pa., 175 Water Street, New York, New York, 10038 Expiration Date: January 21, 1999 Annual Premiums: $88,000 Description of Policy: This is a general Directors, Officer and Corporate liability policy that provides up to $5 million of coverage for securities and other claims. Claims Made: None.

         (b) General Liability Insurance Policy: Insurer: Kaercher Insurance, P.O. Box 1868, Las Vegas, NV 89126 Expiration Date: March 3, 1999 Annual Premiums: $48,945 Description of Policy: This is a general blanket business liability policy with aggregate claims for up to $2 million. In addition, the policy covers automobile liability for up to $1 million. Claims Made: None.

         (c) Key Man Insurance Polciy: Insurer: Northwestern National Life Insurance Expiration Date: June 5, 2001 Annual Premiums: $3,510 Description of Policy: This is a 5 year term life insurance policy on the life of Robert W. Moore for $2,000,000. Claims Made: None.

         (d) Worker's Compensation Policy Insurer: Kaercher Insurance Expiration
         Date: March 9, 1999 Description of Policy: This is a general worker's compensation policy. Claims Made: None.

2.21     Affiliate Transactions.

         (a) None.

         (b) None.

2.22     Employees; Labor Relations.

         (a) See Annex 2.22(a) for a list of each employee of the Company and its Subsidiaries.

         (b) None.

2.23     Environmental Matters.

         (a) - (h)None.

2.24     Customers.

         (a) Attached hereto as Annex 2.24(a) is a list of the top 10 customers of the Company.

         (b) Attached hereto as Annex 2.24(b) is a list of the top 10 suppliers of the Company.

         (c) None.

         (d) None.

2.25     Accounts Receivable.

         None.

2.28     Registration Rights.

        The Persons listed below have certain registration rights with respect to securities of the Company as described below:

         1. Pursuant to the terms of a Conversion Agreement, dated March 24, 1995, Green Valley Partners ("Green Valley") is entitled to piggy-back registration rights with respect to shares of Common Stock of the Company issued upon conversion of certain outstanding debt. This piggy-back registration right is subject to underwriter cut-back in the event that the underwriter of the public offering notifies Green Valley that it is willing or able to proceed with the proposed offering only with respect to a smaller number of shares of Common Stock of the Company than the number of shares proposed to be offered collectively by the Company and Green Valley. This registration provision does not address priority cut-back with respect to other holders of the Company's securities that may be entitled to registration rights.

         2. Pursuant to Stock Option Agreements, each dated as of September 13, 1995, by and between the Company and Golden Rhino Ltd. ("GRL"), the Company granted GRL registration rights with respect to up to 250,000 shares of Common Stock of the Company issuable upon exercise of the options (the "GRL Option Stock"). Pursuant to Section 7 of the Option Agreements, in the event the Company files a registration statement under the Securities Act during the 3 year period ending September 13, 1998, either for the account of the Company or any other Person (except for a registration statement on Form S-8, S-14 or other inappropriate form), at the request of a majority in interest of the holders of GRL Option Stock, the Company agreed to include the GRL Option Stock in any such registration statement. This registration provision does not address underwriter cut-back or priority cut-back with respect to other holders of the Company's securities that may be entitled to registration rights.

         3. Pursuant to the terms of a private placement offering of 1,342,999 units (each consisting of 1 share of Common Stock of the Company and 1 warrant to purchase one share of Common Stock of the Company) completed on March 12, 1996, the holders of such units ("1995 Private Placement Holders") are entitled to 1 demand registration for shares of Common Stock held by them and shares of Common Stock issuable upon exercise of the warrants; provided, however, that the 1995 Private Placement Holders are not entitled to such demand registration until after the 180th day following the Company's next registered public offering.

         4. Pursuant to a private placement offering of $3,000,000 8% Convertible Debentures due September 6, 1998 ("8% Debentures") to Cygni, S.A., and a Registration Rights Agreement, effective as of August 30, 1996, the holder(s) of the 8% Debentures are entitled to 1 demand registration if shares of Common Stock of the Company issued upon conversion of the Debentures (and shares issued upon exercise of certain warrants issued in connection with the 8% Debentures) are issued with any restrictive legend. If the Company fails to comply with this registration provision, it is obligated to pay the holders of such registration right $100,000 in liquidated damages. Pursuant to Section 2.2 of the Registration Rights Agreement, the holders of the 8% Debentures also are entitled to piggy-back registration rights provided that any such securities included on behalf of such holders would be registered as a "shelf" registration and not part of any underwriting arrangement entered into by the Company and/or other holders of securities of the Company who may be participating in such registration. Section 2.1(b) of the Registration Rights Agreement provides for a standard underwriter cut-back and a first priority registration right with respect to other holders of the Company's securities that are entitled to registration rights; provided, however, with respect only to the piggy-back registration provisions set forth in Section 2.2, Section 2.1(b) (including the registration priority provisions set forth therein) does not apply with respect to the Company's first registered public offering.

         5. Pursuant to a  Registration  Rights  Agreement,  dated  February 19,

1997, between the Company and Willora Company Limited ("Willora"), Willora has the right to 1 demand registration with respect to the shares of the Common Stock of the Company which are issued and/or issuable upon conversion of the 8% Convertible Debentures held by Willora.

         6. Pursuant to a Stock Purchase Warrant, dated February 19, 1997, between the Company and Willora, Willora is entitled to piggy-back registration rights with respect to all shares of Common Stock of the Company underlying such warrant. The registration provision of this Stock Purchase Warrant provides for a standard underwriter cut-back and a pro-rata cut-back with respect to other holders of the Company's securities proposing to register securities in any such offering.

         7. Pursuant to a Registration Rights Agreement, dated December 10, 1997, holders of the Company's Series B 8% Convertible Preferred Stock are entitled to 1 demand registration in the event that Regulation S is materially amended and the underlying shares are not freely tradable after the applicable restricted period under Regulation S. In the event the Company fails to comply with these registration provisions, the Company is liable for liquidated damages equal to 1% of the principal amount of the securities for the first three months and 3% per month for each month thereafter until the shares have been registered. The payment of the liquidated damages by the Company does not relieve it of its registration obligations.

         8. Pursuant to a Conversion Agreement, dated as of December 29, 1995, the Company granted SMR Digital Communications, Inc. ("SMR Digital") the same registration rights as those granted to the 1995 Private Placement Holders.

         9. Pursuant to an Assignment Agreement, dated as of December 29, 1995, the Company granted Tele-Lease the same registration rights as those granted to the 1995 Private Placement Holders.

         10. Pursuant to Option Agreements, each dated as of October 1, 1997, between the Company and Jan S. Zwaik, Anthony Welwood and Alyson Sheradin, respectively, the Company granted such persons piggy-back registration rights only in the event the shares of Common Stock of the Company underlying such options are not eligible for registration on Form S-8. The registration provision of the Option Agreements provides for a standard underwriter cut-back and a pro-rata cut-back with respect to other holders of the Company's securities proposing to register securities in any such offering.

         11. Pursuant to a Warrant Agreement, dated January 1, 1997, between the Company and Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP ("Christensen") with respect to 300,000 shares of Common Stock, Christensen is entitled to piggy-back registration rights only in the event the shares of Common Stock of the Company underlying the subject warrants are not eligible for registration on Form S-8. The registration provision of the Warrant Agreement provides for a standard underwriter cut-back and a pro-rata cut-back with respect to other holders of the Company's securities proposing to register securities in any such offering.

         12. Pursuant to an Option Agreement, dated July 9, 1997, between the Company and Jan Zwaik, Mr. Zwaik is entitled piggy-back registration rights only in the event the shares of Common Stock of the Company underlying such option are not eligible for registration on Form S-8. The registration provision of the Option Agreement provides for a standard underwriter cut-back and a pro-rata cut-back with respect to other holders of the Company's securities proposing to register securities in any such offering.

         13. Pursuant to a Consulting Agreement, dated July 6, 1995, between the Company and Newhouse Consulting Ltd., the Company granted this consultant the same registration rights as those granted to the 1995 Private Placement Holders.

         14. Pursuant to a Consulting Agreement, dated September 1995, between the Company and Rolfe Widdowson Family Limited Partnership, the Company granted this consultant the same registration rights as those granted to the 1995

Private Placement Holders.

         15. Pursuant to a Conversion Agreement, dated September 22, 1995, by and between David M. Munch ("Munch"), CCI and the Company, Munch converted $25,000 indebtedness of a loan into 16,667 shares of Common Stock of the Company. This piggy-back registration right is subject to underwriter cut-back in the event that the underwriter of the public offering notifies Munch that it is willing or able to proceed with the proposed offering only with respect to a smaller number of shares of Common Stock of the Company than that proposed to be collectively offered by the Company and Munch. This registration provision does not address priority cut-back with respect to other holders of the Company's securities that are entitled to registration rights.

         16. A warrant to purchase 385,604 shares of Common Stock of the Company was assigned to Global Scope Ltd. ("GSL") by Green Valley on December 26, 1995. GSL is entitled to 1 demand registration for the Common Stock of the Company underlying the warrant at any time after the 180th day following the first registered public offering conducted by the Company for its own account. There are no provisions related to a standard underwriter cut-back or priority cut-back with respect to other holders of registration rights.

         17. Pursuant to a Stock Option Agreement, dated April 16, 1996, between the Company and 707 Corp., 707 Corp. is entitled to piggy-back registration rights with respect to shares of Common Stock of the Company issuable upon exercise of the stock option. This registration provision does not address underwriter cut-back or priority cut-back with respect to other holders of registration rights.

        18. Pursuant to a Stock Option, dated April 16, 1996, between the Company and JJ&D, L.L.C. ("JJ&D"), JJ&D is entitled to piggy-back registration rights with respect to shares of Common Stock of the Company issuable upon exercise of the stock option. This registration provision does not address underwriter cut-back or priority cut-back with respect to other holders of registration rights.

        19. Pursuant to a stock option agreement issued to AMG Capital International S.A. ("AMG"), AMG was granted was registration rights the same rights as the purchasers in the 1995 Private Placement Holders.

        20. Pursuant to Mutual Settlement Agreement and Release Agreements entered into between the Company and the persons listed below, the Company granted each person "piggy back registration rights" with regard to any registration statement that the Company files, except a registration statement on Form S-4, S-8, or other inappropriate form (the "Settlement Registration Rights"), (this registration provision does not address underwriter cut-back or priority cut-back with respect to other holders of registration rights):

               a.       Barbara Taylor - 10,200 shares
               b.       Herbert Ruetsch - 10,200 shares
               c.       Doris Shaw - 10,200 shares
               d.       Tim Nickles - 8,500 shares
               e.       Chad Donn, Inc. 8,000 shares.

         21. Under the M&A Agreement, the Company has agreed to issue freely tradeable shares of Common Stock in consideration of consulting services to be provided to the Company.

         22. Pursuant to the Mutual Settlement and Release Agreement dated September 1997, the Company granted registration rights equal to the Settlement Registration Rights to the following persons relating to an aggregate of 101,700 shares of Common Stock: Roy Farrington, Virginia Ferrington, Bruce Farrington, Marlys Johnson and Lois Mason.

2.30     Restrictions on Conduct of Business.

         See Section 2.18(a)(ii) above.
                                       23

2.31     Banks and Brokerage Accounts.

         (a) See Annex 2.31(a) attached hereto for a list of all bank and brokerage accounts held by the Company and its subsidiaries.

         (b) See Annex 2.31(a).

         (c) None.

2.32     Warranty Obligations.

         (a) Attached hereto as Annex 2.32 is the Company's standard Customer Service Agreement and Terms and Conditions.

         (b) None.

         (c) None.

2.35     Additional Regulatory Matters.

         (a)(i-iv) See Annex 2.19.

         (c) None.

         (d) None.

Projections.

         See Annex 2.40.

Permitted Liens. The Company has Liens on certain assets pursuant to the agreements listed as Items 1-4, 5-12 and 18 in Section 2.18(a)(iv) of this Disclosure Schedule.